UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION UNDER THE SECURITIES ACT OF 1933

AQUABLUE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2080
(Primary Standard Industrial Classification Code Number)

26-4559244
(I.R.S. Employer Identification Number)

1 Hershey Drive, Smiths Falls, Ontario K7A 4T8
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manuel Da Silva
Chief Executive Officer
1 Hershey Drive, Smiths Falls, Ontario K7A 4T8
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Applbaum & Zouvas, LLP
2368 2nd Avenue
San Diego, CA 92101
Tel (619) 688-1116
Fax (619) 688-1117

As soon as practicable after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁮

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁮

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁮

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” "non-accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	18,941,100 (1)	$0.05	$942,055	$52.57 (2)

(1)	Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Selling Stockholders named herein on a delayed or continuous basis.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

SUBJECT TO COMPLETION, DATED September__, 2009

The information in this prospectus is not complete and may be changed. Our Selling Stockholders may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

18,941,100 Shares of Common Stock

AQUABLUE INTERNATIONAL, INC.

$0.05 per Share

This prospectus relates to the resale of up to 18,941,100 shares of our common stock by the Selling Stockholders named in this prospectus. We are registering the shares on behalf of the Selling Stockholders.

We have arbitrarily set an offering price of $0.05 per share of common stock offered through this prospectus. We are paying the expenses of registering these shares. We will not receive any proceeds from this offering.

Our common stock is not currently traded or quoted on any national market or securities exchange. The sales price to the public is fixed at $0.05 per share until such time as our common stock is quoted on the Over-The-Counter (OTC) Bulletin Board. Although we intend to request a registered broker-dealer apply to have of our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize or even if materialized, be sustained. If our common stock is quoted on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the Selling Stockholders.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 6.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is June 29, 2009.

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PROSPECTUS

----------------

AQUABLUE INTERNATIONAL, INC.
18,941,100 SHARES COMMON STOCK
$0.05 per Share
----------------

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SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

Summary Financial Information

As of June 30, 2009, our total assets were valued at $1,707,993. We incurred a net loss of $319,569 during the period from inception (March 26, 2009)  to June 30, 2009.  The loss was attributable to general and administrative expenses.

As of June 30, 2009, our total liabilities were valued at $1,811,510. The majority of our liabilities are comprised of accounts payable and accrued expenses and customer deposits.

The table below summarizes the unaudited financial statements of Aquablue International, Inc. (“Aquablue”) from inception and up to June 30, 2009, including assets, revenues, and results of operations.

Balance Sheet Summary:

As of June 30, 2009 (Unaudited)
Balance Sheet
Cash and Cash Equivalents	$41,438
Total Assets	$1,707,993
Total Liabilities	$1,811,510
Total Stockholders’ Equity (Deficit)	$(103,517)

Statement of Operations Summary:

From March 26, 2009 (Inception) to June 30, 2009
(Unaudited)
Statement of Operations:
Revenue	$0
Net Income (Loss)	$(319,569)
Net Earnings (Loss) Per Share of Common Stock , basic and diluted	$(0.00)

General

We are a company formed in the Nevada, U.S.A. We conduct all of our operations through our wholly-owned subsidiary, Aquablue Spring Water International, Inc., or ASWI, a Montreal Canada Corporation. Our business operations consist of the marketing and distribution of premium natural glacial water and carbonated water, sugar free beverages for kids and a line of vitamin infused drinks for adults. The target market for ABI’s product is virtually anywhere in the world where bottled water is consumed. Marketing has commenced in the South-Pacific region as it is ABI’s current primary objective to establish a prominent position particularly in this region by capitalizing on its extremely fast growing demands. In addition, ABI intends to commence marketing campaigns in the Middle East, Asia and eventually Europe. We believe that fast growing cities and businesses particularly in emerging markets such as China and India are in great need of potable water. Management projects these areas to become the world's fastest growing markets in bottled water industry over the next five years.

Summary of our Products

As mentioned above, our business operations consist of the marketing and distribution of premium natural glacial water and carbonated water, sugar free beverages for kids and a line of vitamin infused drinks for adults. Most notably, on April 16 2008, Aquablue Spring Water International, Inc. ASWI signed an 8 year, $180 million dollar distribution contract to deliver over 23 million cases of its premium Natural Glacial Water to Hong Kong and China. ASI is currently in negotiations at the present time with a client in a Middle Eastern country. Management believes that these contracts are expected to start producing an expandable revenue base that could grow at a very fast pace as the need and want for its water increases.

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Our Primary Supplier

In order to fulfill our growing demand for water contracts, we have contracted with Natural Glacial Waters Inc. of British Columbia Canada to be our primary supplier of natural glacier water, bottles, labels, and packaging for Aqua Blue's Natural Glacial Water. Natural Glacial Waters’ bottling facility is fully integrated and automated. It is vertically integrated to enable the monitoring of all aspects of production: from low molding of the PET bottles, rinsing, filling, capping, case packing, and palletizing of finished products. They currently have the capability to produce over 3,171 gallons (12,000 liters) of bottled water per hour or 50 million cases per year. The bottles are made of PET resin which produces bottles that are lighter than glass and virtually unbreakable. The PET bottles require one-third less energy to recycle than glass, create less solid waste per unit of content, and achieve a higher recycle rate than glass.

Natural Glacial Waters has secured an exclusive water license in Canada for the Schoen Glacier/Adam River. The company obtained permission for a river front site at the glacial source for construction of the infiltration gallery, storage and loading facilities. Natural Glacial Waters is allowed to withdraw up to one million gallons of glacial water daily at upstream Schoen Glacier/Adam River.

In 1998 Natural Glacial Waters constructed a fully integrated bottling plant at the glacial spring water source located at Rosewall Creek, less than one hundred miles from the Schoen Glacier/Adam River. This plant provides the company with total control over the production process, and minimizes transportation and production costs, as well as ensures that Natural Glacial Waters products meet all health requirements and safety standards.

Business Objectives

Our business objective is to become the main importer of premium glacial bottled water to the South Pacific region, Middle East, Asia (specifically China and India) and eventually Europe. Our primary objective is to establish prominent positions  in these regions.

Organizational History

On March 27, 2009, we merged with the company, Aquablue Spring Water International, Inc., (ASWI) a Canadian corporation. On that date, ABI and ASWI entered into a Share Exchange Agreement or the Exchange Agreement, where ABI issued 124,900,000 shares of Common Stock, par value $0.0001 per share, and 100,000 shares of Series A Preferred stock, par value $0.0001 per share, on a pro rata basis to the stockholders of ASWI in exchange for 100% of the outstanding capital stock of ASWI. The Series A Preferred Shares are non-convertible, and maintain super voting rights of 1000 to 1, meaning every one share of Preferred stock will equal 1,000 common shares. As a result of this transaction, ASWI became a wholly-owned subsidiary of ABI, and the shareholders of ASWI became shareholders of ABI.

Executive Offices and Telephone Number

Our principal executive offices are physically located at 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8, Canada.

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THE OFFERING

The Issuer:	AQUABLUE INTERNATIONAL, Inc., a Nevada corporation

Selling Stockholders:
The Selling Stockholders named in this prospectus are existing stockholders of our company who purchased shares of our common stock exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, under Section 4(2) of the Securities Act.

Securities Being Offered:	Up to 18,941,100 shares of our common stock, par value $0.0001 per share.

Offering Price:
The offering price of the common stock is $0.05 per share. We have arbitrarily established the offering price. We intend to request a registered broker-dealer to apply to have our common stock quoted on the OTC Bulletin Board upon our becoming a reporting entity under the Securities Exchange Act of 1934, as amended, or the Exchange Act. If our common stock is quoted on the OTC Bulletin Board and a market for our common stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders. The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders.

Minimum Number of Shares to BeSold in This Offering:	None

Common Stock Outstanding Beforeand After the Offering:
125,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus and will continue to be issued and outstanding upon the completion of this offering. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. All of the proceeds of the offering will go to the Selling Stockholders.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of common stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.

Risks relating to our Company

Currently there is no active market for our common stock.

There is not currently an active trading market for the shares. Following the effectiveness of this registration statement, the Company intends to request that a broker-dealer / market maker submit an application to make a market for the Company’s shares on the OTC Bulletin Board. However, there can be no assurance that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board or any other recognized trading market or exchange. Any trading market for the common stock that may develop in the future will most likely be very volatile, and numerous factors beyond the control of the Company may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will the Company’s shares become eligible to be quoted on the OTC Bulletin Board. In the event that the Company loses this status as a “reporting issuer,” any future quotation of its common stock on the OTC Bulletin Board may be jeopardized.

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As a result of our limited operating history, you cannot rely upon our historical performance to make an investment decision.

Our limited operating history means that there is a high degree of uncertainty in our ability to: (i) develop and commercialize our products;  (ii) achieve market acceptance of our proposed product(s), if developed; (ii) respond to competition; or (iv) operate the business on an international level, as management has not previously undertaken such actions as a company. No assurances can be given as to exactly when, if at all, we will be able to fully develop, commercialize, market, sell or derive revenues from our business.

Our ability to succeed depends on our ability to grow our business while maintaining profitability.

We need to develop new and innovative ways to manufacture our products and develop and expand our distribution in order to achieve growth and profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•	Our ability to manage costs;

•	The increasing level of competition in the bottled water industry;

•	Our ability to continuously offer new or improved products;

•	Our ability to maintain efficient, timely and cost-effective production and delivery of our products;

•	Our ability to maintain sufficient production capacity for our products;

•	The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•	Our ability to identify and respond successfully to emerging trends in the beverage industry;

•	The level of consumer acceptance of our products and services;

•	Regulatory compliance costs; and

•	General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

We are dependent upon a single outside supplier.

Aquablue’s supplier is Natural Glacial Waters, Inc. a British Columbia company. Natural Glacial Water’s bottling plant is fully integrated and automated.

If our supplier were to meet with environment or manmade problems arising which would hinder the production process, this would adversely affect our supply and demand to our customers.

We may not gain enough financing we need to sufficiently meet the companies needs.

We are presently seeking short term financing through private individuals but we feel we will be self sufficient within 6 months when we expect to see consistent revenue flow from our China contract and our co-packer Natural Glacial Waters. We are also in talks with multiple companies that want to use our spin label technology on their products. We feel the combination of revenue from theses two items will be sufficient to meet the companies needs. We however are also seeking longer term financing through government grants in the event that revenue flow takes longer than expected.

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Our projected sales with the China Asia Holding Group may not occur.

Due to provisions in our contract with China Asia Holding Group, we cannot be assured the our projected sales may occur.

Current economic conditions may prevent us from generating revenue or continuing as a Going Concern.

Generally, consumer purchases of beverages are discretionary and may be particularly affected by adverse trends in the general economy. Our ability to generate or sustain revenues is dependent on a number of factors relating to discretionary consumer spending. These include economic conditions and consumer perceptions of such conditions by consumers, employment, the rate of change in employment, the level of consumers’ disposable income and income available for discretionary expenditure, business conditions, interest rates, consumer debt and asset values, availability of credit and levels of taxation for the economy as a whole and in regional and local markets where the our Company operates.

The United States is currently experiencing a major economic downturn, the extent and duration of which cannot be currently predicted, and includes a record low levels of consumer confidence due, in part, to job losses. Due to these factors, consumers are not expected to purchase non-essential goods, including our products. If the current economic conditions do not improve, we may not achieve or be able to maintain profitability which may negatively affect the liquidity and market price of our common stock.

Also due to the economic downturn in the United States, credit and private financing is becoming difficult to obtain at reasonable rates, if at all.  Until we achieve profitability at sufficient levels, if at all, we will be required to obtain loans and/or private financings to develop and sustain our operations. If we are unable to achieve such capital infusions on reasonable terms, if at all, our operations may be negatively affected.

We operate in a highly competitive marketplace.

The marketplace for beverage and water distribution is extremely competitive, relatively saturated, and dominated by larger well know and seasoned companies. There is no guarantee that we can favorably compete with such competitors. Our principal competitors have substantially greater resources than we do and represent properties which have been proven commercially successful. We believe that it would be relatively easy for a potential competitor to enter into this market in light of the relatively small investment required to commence operations as a water and beverage distributor.

If we fail to promote and maintain our brand in the market, our business, operating results, financial condition and our ability to attract customers will be materially adversely affected.

Our success in the bottled water beverage market depends on our ability to create and maintain brand awareness for  our products. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering other water products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industry in which we plan to operate may result in an increased number of direct competitors. To promote our brand, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

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If we are unable to maintain product quality, or if we encounter product recalls, our business may suffer.

Because we rely on third parties to manufacture our products, we have limited control over the consistency and quality of our products. Although we will randomly test our products for consistency and quality, such testing may not prevent the distribution of defective or substandard products. Product quality issues, real or imagined, or allegations of product contamination, even if fake or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. We may be required from time to time to recall products entirely or from specific co-packers, markets or batches. Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance.

We will incur increased costs as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as amended, as well as new rules subsequently implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The requirements associated with being a public company could place a strain on our management team. Management’s attention may be diverted from other business concerns, which could adversely affect our business. Also, we are in the process of implementing corporate governance standards, disclosure controls and financial reporting and accounting systems to meet our reporting obligations. Our failure to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, could harm our business and operating results.

Change in consumer preferences may reduce demand for some of our products.

The beverage industry is subject to changing consumer preferences. Shifts in consumer preferences may adversely affect us if we misjudge such preferences. To retain and expand our market share, we must develop and introduce different and innovative beverages and be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. Our product is considered premium product, and to maintain market share during recessionary periods, we may have to reduce profit margins which would adversely affect our results of operations. Product lifecycles for some beverage brands, products or packages may be limited to a few years before consumers’ preferences change. There can be no assurance that our beverages will become profitable for us. We may be unable to obtain sales of our brands through new product and packaging initiatives. We also may be unable to penetrate the markets

Our business is subject to many regulations, and noncompliance is costly.

The production, marketing and sale of our beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or such products may have to be recalled, reformulated or repackaged, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. The applicable rules and regulations are subject to change from time to time, and we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

We could be exposed to product liability claims for personal injury or possibly death.

Although we intend to have product liability insurance in amounts we believe are adequate, we cannot assure that the coverage will be sufficient to cover any or all product liability claims. To the extent our product liability coverage is insufficient, a product liability claim would likely have a material adverse effect upon our financial condition. In addition, any product liability claim successfully brought against us may materially damage the reputation of our products, thus adversely affecting our ability to continue to market and sell that or other products. In the event of a serious product quality issue, we do not maintain a recall procedures plan to assist us in mitigating the effects from such a product quality issue.

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Increased competition could hurt our business.

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors and marketing campaigns. Our products will compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing and distribution resources than we do. Important factors affecting our ability to compete successfully include taste and flavor of products, trade and consumer promotions, rapid and effective development of new, unique cutting edge products, attractive and different packaging, branded product advertising and pricing. Our products compete with all liquid refreshments and with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers such as The Coca-Cola Company, Pepsico Inc., and Arrowhead. We also compete with companies that are smaller or primarily local in operation. Our products also compete with private label brands such as those carried by grocery store chains, convenience store chains and club stores. There is no assurance that we will not encounter difficulties in obtaining market share or position due to competition in the beverage industry and our business, financial condition and results of operations could be adversely affected.

Doing business in China is subject to legal risks and political and economic changes over which we have no control.

We plan to develop our business in China so its economic policies will affect our growth. While China’s economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy.  In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government.  In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.  It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

If we engage in acquisitions, we may experience significant costs and difficulty assimilating the operations or personnel of the acquired companies, which could threaten our future growth.

If we make any acquisitions, we could have difficulty assimilating the operations, technologies and products acquired or integrating or retaining personnel of acquired companies. In addition, acquisitions may involve entering markets in which we have no or limited direct prior experience. The occurrence of any one or more of these factors could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition, pursuing acquisition opportunities could divert our management’s attention from our ongoing business operations and result in decreased operating performance. Moreover, our profitability may suffer because of acquisition-related costs or amortization of acquired goodwill and other intangible assets. Furthermore, we may have to incur debt or issue equity securities in future acquisitions. The issuance of equity securities would dilute our existing stockholders. To date, the Company is not in any discussions to make acquisitions with any party.

Because our officers and directors are indemnified against certain losses, we may be exposed to costs associated with litigation.

If our directors or officers become exposed to liabilities invoking the indemnification provisions, we could be exposed to additional non-reimbursable costs, including legal fees. Our articles of incorporation and bylaws provide that our directors and officers will not be liable to us or to any shareholder and will be indemnified and held harmless for any consequences of any act or omission by the directors and officers unless the act or omission constitutes gross negligence or willful misconduct. Extended or protracted litigation could have a material adverse effect on our cash flow.

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Our Directors have the right to authorize the issuance of preferred stock to prevent a takeover and which might adversely affect the liquidity and market value of our common stock.

Our directors, within the limitations and restrictions contained in its Certificate of Incorporation and By Laws without further action by its stockholders, have the authority to issue shares of Preferred Stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.

Any issuance of Preferred Stock could adversely affect the rights of holders of Common Stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We will incur costs now upon becoming a public company and these additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will be required to review our financial statements on a quarterly basis and annually audit our books and records for the fiscal year and report thereon. Moreover, our legal counsel will be retained to review and assist in the preparation of such reports. The costs charged by these professionals for such services and other incidental charges cannot be accurately predicted because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and would have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs would be an expense to our operations and could have a negative effect on our ability to meet our overhead requirements and earn a profit.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending March 31, 2010, to include in our annual report on Form 10-K our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ended March 31, 2010 and our independent registered public accounting firm will be required to report on our management’s report, We will incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements., If we fail to achieve and maintain adequate internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

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We must implement expensive finance and accounting systems, procedures and controls to accommodate growth of our business and organization and to satisfy public company reporting requirements, which will increase our costs and require additional management resources.

As a public reporting (’34 Act reporting) company, we will be required to comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, along with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission, or the Commission. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires our management to perform an annual assessment of our internal control over financial reporting. Compliance with Section 404 and other requirements of doing business as a public company have and will continue to increase our costs and require additional management resources to implement an ongoing program to perform system and process evaluation and testing of our internal controls.   If we are unable to complete the required Section 404 assessment as to adequacy of our internal control over financial reporting in future Form 10-K filings, our ability to obtain additional financing could be impaired. In addition, investors could lose confidence in the reliability of our internal control over financial reporting and in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934. A lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

Risks Relating to Ownership of our Common Stock.

Our executive officers are in a position to substantially control matters requiring a stockholder vote.

As of the date of this Prospectus, our executive officers have voting control of approximately 75.6%, on a fully diluted basis1, of our outstanding common stock. As a result, if they vote together, they may have the ability to control the outcome on all matters requiring stockholder approval including, but not limited to, the election of directors and any merger, consolidation or sale of all or substantially all of our assets. They also have the ability to control our management and affairs.

Once traded, our common stock will subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no active market for our common stock. One may never develop or if developed, be sustained and you could lose your investment in our common stock.

Currently, there is no active trading market for our common stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our common stock shares on the OTC Bulletin Board.  There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board, pink sheets or any other recognized trading market or exchange.  Any trading market that may develop in the future for our common stock will most likely be very volatile, and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our common stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a “reporting issuer,” any future quotation of our common stock on the OTC Bulletin Board may be jeopardized.

Our executive officers are in a position to substantially control matters requiring a stockholder vote.

As of the date of this prospectus, our executive officers beneficially owned an aggregate of approximately 75.6% ¹ of our outstanding common stock. As a result, if they vote together, they may have the ability to control the outcome on all matters requiring stockholder approval including, but not limited to, the election of directors and any merger, consolidation or sale of all or substantially all of our assets. They also have the ability to control our management and affairs.

 ¹Manuel Da Silva owns 100,000 of the Company’s Series A Preferred Stock which has a voting ratio of 1,000:1, meaning every 1 Series A Preferred share votes as 1,000 common shares.

The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley act could harm our operations and our ability to comply with our periodic reporting obligations.

We will be required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002 by no later than the end of our fiscal year ending March 31, 2010. We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Securities Exchange Act of 1934, as amended, or Exchange Act, and the rules of the Nasdaq Global Market

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FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future despite, and the size and timing of additional significant orders and their fulfillment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The $0.05 per share offering price of our common stock was determined based on our internal assessment of what the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We are filing this registration statement to register the common stock of existing shareholders. Upon the effectiveness of this registration statement, we intend to obtain to a registered broker/dealer to apply to have our common stock quoted on the OTC Bulletin Board (“OTCBB”). We believe that having our common stock quoted on the OTCBB and becoming a reporting entity under the Securities Exchange Act of 1934, as amended, is in the best interests of our shareholders and the Company due to the fact that there will be a market for our common stock.

If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders named in this prospectus.

DILUTION

The common stock to be sold by the Selling Stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering an aggregate of 18,941,100 shares of our common stock registered in a registration statement of which this prospectus forms a part. The Selling Stockholders acquired such shares of our common stock under the exemption from the registration requirements under Regulation D and Section 4(2) promulgated under the Securities Act.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including, the number of shares of our common stock beneficially owned by each prior to this offering; the total number of shares of our common stock that are to be offered by each Selling Stockholder; the total number of shares that will be beneficially owned by each Selling Stockholder upon completion of the offering; the percentage owned by each upon completion of the offering.

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	Beneficial Ownership Before Offering			Beneficial Ownership After Offering (1)
Affiliate Shareholders:	Number of Shares (1)	Percent (2)	Number of Shares Being Offered	Number of Shares	Percent (2)

Pierre Page	335,000	0.27%	335,000	0
Guylaine Tremblay	34,000	0.03%	34,000	0
Martine Clavet	335,000	0.27%	335,000	0
Serafino Massitti	2,965,400	2.37%	771,500	2,193,900	1.76%
Pierre Thiboutot	20,000	0.02%	20,000	0
Carole Guerin	6,800	0.01%	6,800	0
Lorraine Thiboutot	6,800	0.01%	6,800	0
Guy Ballargeon	4,968,750	4%	250,000	4,718,750	3.80%
Eric Lefrancois	100,000	0.08%	100,000	0
Michael D. De Rosa	6,200,000	4.96%	6,200,000	0
Sylvio Marussi	175,000	0.14%	75,000	100,000	0.0008%
Liborio Manno	4,030,000	3.22%	1,000,000	3,030,000	2.42%
Anna Szostak	22,500,000	18%	1,250,000	21,250,000	17%
Isabella Szoatak	335,000	0.27%	335,000	0
Laurent Brisson	170,000	0.14%	170,000	0
Johanne Benoit	135,000	0.11%	135,000	0
Georges Valpato	135,000	0.11%	135,000	0
Claire Poudrier	485,000	0.39%	485,000	0
Antonio Borsellino	86,000	0.07%	86,000	0
Richer Bonnin	6,200,000	4.96%	6,200,000	0
Rene Albert	160,000	0.13%	105,000	55,000	0.04%
Manuel R. Castillo	50,000	0.04%	50,000	0
Maria Campanella	30,000	0.02%	30,000	0
Laure Salvert	20,000	0.02%	20,000	0
Raymond Clavet	15,000	0.012%	15,000	0
John Bentivoglio	150,000	0.012%	75,000	75,000	0.06%
Benny D’Aquila	15,000	0.012%	15,000	0
Ron Watt	500	0.0004%	500	0
William Dickson	500	0.0004%	500	0
Jocelyn Dube	300,000	0.24%	300,000	0
Stephan Goulet	800,000	0.32%	400,000	400,000	0.32%
	50,663,750	40.61%	18,941,100	31,422,650	25.40%

Notes

(1)
The named shareholders beneficially own and have sole voting and investment power over their respective shares, unless otherwise shown in the table. The numbers in this table assume that none of the Selling Stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)	Applicable percentage of ownership is based on 125,000,000 shares of common stock outstanding.

None of the below listed shareholders are registered broker-dealers or are associates of a registered broker-dealer.  None of the below listed shareholders are affiliates of any registered broker-dealer.

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Relationships

Other than as set forth below, none of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at anytime within the past three years; or (2) has ever been one of our officers or directors:

1.	Anna Szostak served as the President Aquablue Spring Water International, Inc. (ASWI), from April 9, 2008 until March 4, 2009.
2.
Rene Albert, current Plant Manager for the Company at the Hershey’s Smith Falls plant, served as the plant manager, manufacturing manager, employee relations manager, director of operations and director of human resources for Hershey Canada, Inc.,  at the Smith Falls plant which the Company now occupies as a tenant under a lease agreement with Hershey, incorporated herein.

There are no family relationships between the officers and directors of the Company and any of the Selling Stockholders.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the Selling Stockholders to sell their shares continuous or delayed after this registration statement is declared effective by the Securities and Exchange Commission.

The Selling Stockholders may sell some or all of their common stock in one or more transactions, including block transactions:

•	In public markets as the common stock may be trading from time to time;
•	In privately negotiated transactions;

•	Through the writing of options on the common stock;
•	In short sales; or

•	In any combination of the aforementioned methods of distributions.

The sales price of the Commons Stock being offered to the public by the Selling Stockholders in this prospectus has been fixed at $0.05 per share until such time as our common stock is quoted on the OTC Bulletin Board or inter-dealer quotation system or exchange. Although we intend to request a registered broker-dealer apply to have our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize or if materialized, be sustained. If our common stock is quoted on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each Selling Stockholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

•	the market price of our common stock prevailing at the time of sale;
•	a price related to such prevailing market price of our common stock; or
•	such other price as the Selling Stockholders determine from time to time.

The Selling Stockholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the Selling Stockholders, or, if they act as an agent for the purchaser of such common stock, from such purchaser. The Selling Stockholders are expected to pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the Selling Stockholders named in this prospectus.

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The estimated costs of this offering are $53,252.57. We are bearing all costs relating to the registration of the common stock. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and be required to, among other things:

•	Not engage in any stabilization activities in connection with our common stock;

•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

 The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the Selling Stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the Selling Stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the respective names, ages and positions of our directors and executive officers. Manuel DaSilva and Dan Villeneuve were elected to the Board of Directors of the Company immediately after the consummation of the merger with Aquablue International, Inc. on March 27, 2009, and their terms will run until our annual meeting of stockholders in 2009. David Wassung was elected to the Board of Directors on April 28, 2009 and his terms  also will run until our annul meeting of stockholders in 2009.

Person and Position	Age	Positions held
Manuel Da Silva	58	Chief Executive Officer and Chairman/Director
Dan Villeneuve	50	Chief Operations Officer, President / Director
David Wassung	47	Vice President / Director
Alain Gravelle		Secretary / Treasurer
Rene Albert	57	Plant Manager
Doug Harper	49	Plant Controller
Paul Cadeau	61	Manufacturing Manager
Wendy Johnston	45	Quality Assurance Manager
Rob Krupa	57	Human Resources Manager
Donna Poll	57	Executive Assistant
Peter Liston	62	Accounting Manager
John Hepburn	50	Information Systems Co-ordinator

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Management and Director Biographies

Although all Officers and Directors will be working full time for ASI, they may or may not oversee all day to day operations of the company.

Manuel DaSilva – Chief Executive Officer and Director

Mr. DaSilva, with his strong private sector experience, specializes in mergers and acquisitions, startup companies, public company consulting and international trade. He has put his global vision and profound business knowledge into many companies’ philosophies. Mr. DaSilva was Senior Vice President of Profit Consultant Inc., a U.S. company,( February 1992 – August 2006)  located in Humble Texas where he was involved with the acquisition and mergers of many private companies including Element 21 Golf Corp, a Canadian company . He was also instrumental in the acquisition and creation of Quebec Waters of Canada where he provided consulting and financing for their start up.

Mr. DaSilva acted as Executive Vice President of Mailloux Daoust Jenson (June 1988 – April 1990), a Canadian company which created Le Saye (Society to aid young enterprises) whose goal was to help new businesses to develop by providing them with the resources to do so. Mr. DaSilva was a Founder of Aquagold International Inc. (September 2006 – April 2008) and acted as the Company’s Chief executive Officer and Chairman of the board of directors.

Dan Villeneuve – President – January 2009 to Present

Dan Villenueve joined Aquablue International, Inc., and is assuming the full time position. Entrepreneur, Investor, Consultant, Dan is a multi talented individual in the world of business. A broad experience of several years with various parts of beverage manufacturing in marketing, advertising, bottling operations, new products, pricing and promotions and business development. His extensive background as a focused and aggressive entrepreneur is international in scope. Below is listed a sample of some of his recent projects:

1999-2004-Iroquois Water Ltd. Cornwall, ON January 1999 – August 2004

As Founder, President and CEO, Dan was responsible for and instrumental in the development: the concept and as a result, establishing the world’s largest privately owned bottling facility on Native land. Provided overall strategic management and financial planning for construction, equipment and workforce as well as pre-evaluating the proper marketing of products.

Management: Conducted research to ascertain strategic information of market conditions, new competitors as well as political and regulatory environments. He maintained a relationship with the Board of Directors and under its approval secured a partnership with Cott Corporation, a Canadian company , the largest private label soft drink supplier in the world.

2004 - Present

Past President of J.D. Iroquois Enterprises Ltd. a Canadian company, From February 5, 2002, was successful in negotiating an alliance between Cott Canada and J.D. Iroquois Enterprises Ltd for the purchase of a Spring Water bottling plant and bottle-blowing assets located in Revelstoke, BC. This facility was formerly owned by Naya. This partnership with Cott represented a strategic alliance that would expend the Iroquois branded business in the West and the Far East.

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Amin Corp, a Canadian company : March 2006 – December 2008,  President International Business Development “ICECAN ehf”: Developer of Tube technology for Food and Beverage products and the required Marketing and Production of Various new products into the North American Market. Also he programmed marketing and product development on Alcohol, Beer and Wine products including procurement of raw materials PET/ glass/bottle design and equipment.

Icelandia Inc, an Icelandic company . December 2005 – February 2006,  Vice President International Development: Provided Consulting Services on site selection/ construction of new bottling plant located in Iceland.

Nirvana Spring Water Inc, a Canadian company: August 2004 – November 2005,  Expansion of International Sales and Consulting on production efficiency and management re-organization.

David P. Wassung- Director – April 2009 to Present

David Wassung is a director of Aquablue International, Inc., and is working for ASI full time. David brings a variety of experience to the Aquablue International team. He has worked for publicly traded companies for over 25 years. He has held positions varying from inspector of precision aircraft parts to floor manufacturing supervisor with United Technologies a U.S. company,  from September 1983 to Present. He has served on the Board of Directors with Cyber Group Network Inc. a U.S. company, a security software company, from August 2004 – December 2005. He has also recently been a consultant for the NASDAQ listed company Skystar Bio-Pharmaceutical, a Chinese company, from December 2007 until December 2008.

David has been a private consultant specializing in investor relations and promotion of publicly traded companies where he has brought investor awareness and increased share price to many undervalued securities. David has also consulted for private companies were his specialty was attaining the highest revenue return per advertising dollar spent.

David’s vast knowledge of the stock market, proper valuation of companies and his knowledge on how to attain maximum market cap is a major asset for Aquablue International as it goes forward and grows as a publicly traded company. His knowledge of modern manufacturing practices will also prove to be invaluable to the company as it strives to be as efficient and profitable as possible.

Alain Gravelle – Secretary Treasurer – July 2009

Al brings to Aquablue International 20 years of experience in public accounting, 11 of which have been as a partner in a large regional accounting firm. He is also the President of Welch Business Management Inc.,(August 2004 to Present) a Canadian company, a firm providing consulting in the areas of taxation, corporate re-organizations, wealth management advice and general business advice.

Al's experience with having worked with a large and diverse group of clients has provided him with a skill set that will assist the company in dealing with any multitude of challenges and issues that it may face. He has also successfully completed the in-depth Canadian Income Tax Specialist course with the Canadian Institute of Chartered Accounts.

Al's knowledge of financial internal controls, the Canadian accounting and Income Tax landscape as well as his large international network of accounting and consulting professionals will assist Aquablue in developing its markets both locally and internationally.

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Family Relationships amongst Directors and Officers:

None of our directors or officers are related by either blood or marriage.

Involvement in Certain Legal Proceedings

Manuel DaSilva is a defendant in a case filed by Gilles Hassoun in the Quebec Court of Montreal (Canada) on March 31, 2009, court case number 500-01-0019343-091, for an amount of less than 15 000$(Canadian), alleging causes of action for violation of section 380(01)(a)¹ of the Act respecting criminal law . Defendant denies the validity of allegations and intends to vigorously defend against them.

When Manuel Da’Silva was Vice President with Profit Consultant Inc., he was approached by a personal friend saying that his father wanted to invest in a company. Manuel put the funds in the account in relation to the investment the father wanted to invest in. The father had a change of heart and wanted his money back. The President of Profit Consulting Inc. had not delivered funds back to the investor as promised. Mr. DaSilva did not have authority to draw from the account, therefore was unable to get the money back to the investor. The investor sued Mr. DaSilva and the President of Profit Consulting Inc. Mr. DaSilva ended up paying back the money from his own personal finances

The plaintiff (Investor) then decided to sue again under Section 308 (1)(a) of the criminal code of Canada.

¹ 380(01)(a)
Every one who, by deceit, falsehood or other fraudulent means, whether or not it is a false pretence within the meaning of this Act, defrauds the public or any person, whether ascertained or not, of any property, money or valuable security or any service.

Information Concerning Non-Director Executive Officers

We currently have no executive officers serving who are non-directors.

DIRECTOR AND OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our company at any time during the year ended March 31, 2009, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2008. The foregoing persons are collectively referred to herein as the “Named Executive Officers.” Compensation information is shown for fiscal years 2008 and 2009.

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Plan Compensation	Non-Equity Incentive Plan Compensation	Non Qualified Compensation Earnings	All Other Compensation	Total
Manuuel DaSilva Chief Executive Officer, Chairman	2008 2009	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

Dan Villeneuve Chief Operations Officer, PresidentDirector	2008 2009	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

Dave Wassung Vice President Director	2008 2009	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

Management Compensation

As indicated in the preceding Summary Compensation Table, we have not paid any salary, bonus or other compensation to our officers and directors since our inception. We presently have no compensation arrangements with our officers and directors.

Stock Option Grants

No stock options or stock appreciation rights under any stock incentive plans or otherwise were granted to our executive officers and directors since inception of the Company.

Director Compensation

The Company currently does not pay any cash fees to directors, but we pay directors' expenses in attending board meetings. During the period ended June 30, 2009 no director expenses were reimbursed.

Employment Agreements
None.

Significant Employees

We have 8 significant employees other than our executive officers and directors named in this prospectus.

Rene Albert – 57 – Plant Manager 1997 to 2009

Mr. Albert Graduated St Lawrence College in Cornwall with and Honors Diploma in Business Administration. He is also certified as a Human Resources Professional from the Human Resources Professionals Association of Ontario. Mr. Albert is currently the Plant Manager for Aquablue. From 1997 until present, he was the plan manager for Hershey Canada Inc. His experience from this position included reporting to the Vice President of Manufacturing Operations. He was also a member of the contract negotiations team. During his time with the company he oversaw a $100 million dollar expansion of the Smith Falls Facility over a four year period.

Paul Cadeau – 61 – Manufacturing Manager 1997 to 2009

Mr. Cadeau was the manufacturing manager for Hershey Canada from 1997 until his present employment with Aquablue International as the manufacturing manager. During that time he managed six engineers through two multi million dollar projects. He was responsible for such things has initiating  and emergency response team and environmental audit group, participating in collective bargaining  negotiations.

Doug Harper – 49 – Plant Controller 1982 to 2009

Mr. Harper  was the plant controller for Hershey Canada from 1982 until his present employment in the same position with Aquablue International. Mr. Harpers responsibilities included reporting to the Plant Manager; responsible for Finance and Materials Control, Accounts Payable, Purchasing, General Cost Accounting, Inventory Control and Production Planning and Distribution.

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John Hepburn – 50 – Information Systems

Mr. Hepburn is a 1983 graduate of St. Lawrence College from the Electronic Engineering program. Mr. Hepburn worked for Philips Cables from 1988 – 1994. His duties included designing and fabricating electronic components needed for process equipment, supporting in house technicians in resolving electronic issues and support for the purchase and commissioning of electronic equipment.

From 1994 to 2001 Mr. Hepburn was the Owner Operator of and electronic services store in Brockville Ontario. In 2001 he went to work for Hershey Canada as the Network and Systems Administrator. His duties included the maintaining and implementation of the companies networks and components. He also provided engineering support for the facility.

Wendy Johnston – 45 – Quality Assurance Manager 1989 - Present

Ms. Johnston has a Bachelor Degree of Science from the University of Guelph. She also completed the Food Processing Technician Program from Canadore College, North Bay. Her experience on the job with Hershey Canada included managing the site quality assurance program, leadership and mentoring of members of AQ Team on quality and testing practices, creating, implementing and maintaining department testing strategies related to mission and Hershey values. She also participated in the design, development and inspection of manufacturing equipment and also oversaw development and maintenance of pest control services.

Ron Krupa – 57 – Manager, Human Resources

Mr. Krupa graduated Confederation College of Applied Arts and Technology in Thunder Bay with a two year diploma in Industrial Relations/Personnel and a three year diploma in Industrial Relations.

From 1990 – 2004 Mr. Krupa was employed by Great West Timber Limited in Thunder Bay as the Industrial Relations Superintendent. His duties included reporting to the Plant Manager, providing advice on contract interpretation and disciplinary action recommendations, administering all facets of labour relations and human resource functions for up to 500 employees, labour relations research, development of proposals and plans.

In 2005 Mr. Krupa gained employment with Hershey Canada as the Labor Relations Specialist. His duties included, negotiations in a collective agreement and closure agreement, support for first line supervision and advising management. From 2007 until 2009 he was promoted to the position of Manager of Employee Relations where he would report and liaise with the Plant Manager regarding Human Resources Issues. From this position he was promoted to Manager of Human Resources. In this position he was responsible for conducting research and analysis of all aspects of Human Resources and its functions, including recruitment plans, wage surveys, compensation packages, shift schedules and benefit programs and its providers.

Peter Liston – 62 – Senior Financial Accountant

From 1994 – 2000 Mr. Liston worked as Plant Controller for Nestle Canada Inc. His duties included being responsible for all Accounting, Accounts Payable, Payroll & Purchasing functions as well as maintaining the security of plant assets and integrity of all information and reporting systems. He oversaw the implementation of the SAP Production Reporting System, Implementation of new Payroll Reporting System and the development of more user friendly financial and production reports.

In 2001 Mr. Liston took the position of Senior Accountant at Hershey Canada in Smiths Falls. There he was responsible for Plant Accounting, Accounts Payable, Payroll and Purchasing functions, supervising a staff of 4.

Donna Poll – 57 – Executive Assistant

Ms. Poll was employed by Hershey Canada from 1981 until 2009 in the position of Administrative Assistant. Her duties were to perform administrative assistance to the Plant Manager and members of his staff including scheduling, projects and daily activities. She supported the Plant Manager and Contract Negotiation team in all aspects of negotiations. Ms. Poll responsibilities also included custodial responsibilities for executive confidential documents, files and records upkeep and maintenance.

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Committees of the Board of Directors

Our audit committee presently consists of our directors. Our board does not have compensation, governance, nominating or executive committees or any other committees.  Our entire board serves in such capacities until  the year end shareholder meeting when each board member may be reelected or replaced.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our officers and directors serves in all the above capacities. The Code of Ethics and Code of Business Conduct are attached as Exhibits 14 (previously filed).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common and preferred stock As of the date of this Prospectus by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.

Common Stock

Name and Address of Beneficial Holder	Title	Shares of Common Stock	Percentage of Common Stock (1)
Manuel DaSilva(1) 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8	Chief Executive Officer, & Chairman / Director (Principal Executive Officer)	48,151,150	38%%
Daniel Villeneuve 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8	Chief Operating Officer, President / Director Secretary / Treasurer (Principal Financial Officer)	12,743,750	10.1%
David Wassung 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8	Vice President / Director	9,498,750	7.6%
All executive officers and directors as a group (3 persons)		70,293,650	55.7%

Anna Szostak	Former Officer / Director	22,500,000	18%

1   The total number of outstanding common shares listedby Manuel DaSilva in the table above includes Series A Preferred Shares of which 100,000 are issued and outstanding with a conversion and voting ratio of 1,000 common shares for every 1 preferred share, representing 100,000,000 common voting shares.  All 100,000 Series A Preferred are issued to Manuel Da Silva. Thus on a fully diluted basis of 225,000,000 issued and outstanding, Manuel DaSilva’s voting power represents approximately 148,151,150 common shares or 65.8%.

Page - 24

Preferred Stock

Name and Address of Beneficial Holder	Title	Shares of Series A Preferred Stock	Percentage of Series A Preferred Stock
Manuel DaSilva 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8	Chief Executive Officer, & Chairman / Director (Principal Executive Officer)	100,0002	100.00%
All executive officers and directors as a group (1 person)		100,000	100.00%

²Manuel Da Silva owns 100,000 of the Company’s Series A Preferred Stock which has a voting ratio of 1,000:1, meaning every 1 Series A Preferred share votes as 1,000 common shares.

DESCRIPTION OF SECURITIES
General

Under our Certificate of Incorporation, as amended, we are authorized to issue an aggregate of 350,000,000 shares of capital stock at a par value of $0.0001 per share, or Common Stock and 10,000,000 are preferred stock, par value $0.0001 per share, or Preferred Stock. As of the date hereof, 125,000,000 shares of our common stock are issued and outstanding, and there are approximately 39 holders of record of our Common Stock, and 100,000 Series A Preferred Stock.

Common Stock

Pursuant to our bylaws, our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Page - 25

There is no active market for our common stock.

Currently, there is no active trading market for our common stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our common stock shares on the OTC Bulletin Board.  There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board, pink sheets or any other recognized trading market or exchange.  Any trading market that may develop in the future for our common stock will most likely be very volatile, and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our commons tock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our common stock on the OTC Bulletin Board may be jeopardized.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to issue up to 10,000,000 shares of Preferred Series A stock. Our board of directors is authorized, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of the series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)
voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)
subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Series A Preferred Stock

We have one class of preferred stock issued and outstanding that is our Series A Preferred. The Series A Preferred Shares hold no conversion rights and maintain voting rights of 1000 to 1, where every one share Series A Preferred equates into the amount of votes of 1,000 common shares.

Page - 26

 Dividend Policy

We currently anticipate that no cash dividends will be paid on our common stock in the foreseeable future. Our Board periodically will reevaluate this dividend policy taking into account our operating results, capital needs, and the terms of our existing financing arrangements and other factors.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We do not have a stock option plan in place nor are there any outstanding exercisable for shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

Our directors, within the limitations and restrictions contained in its Certificate of Incorporation and By Laws without further action by its stockholders, have the authority to issue shares of Preferred Stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.

An “Issuing Corporation” is a corporation organized in the State of Nevada and which has 200 or more stockholders of record, with at least 100 of who have addresses in the State of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly.  As Aquablue currently has less than 200 stockholders and no shareholders in the State of Nevada the statute does not currently apply to Aquablue.

If Aquablue does become an “Issuing Corporation” in the future, and the statute does apply to Aquablue, its board of  directors will have the ability to adopt any of the above mentioned protection techniques whether or not they own a majority of Aquablue’s outstanding common stock, provided they does so by the specified 10th day after any acquisition of a controlling interest.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Page - 27

EXPERTS

The Law Firm of Applbaum & Zouvas LLP has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock.  The Law Firm of Applbaum & Zouvas has consented to being named as an expert in the Company’s registration statement, of which this prospectus forms a part. The consent has been filed as an exhibit to the registration statement.

Chang G. Park, CPA, PhD.., our certified public accountants, have reviewed our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their review reports. Chang G. Park. has presented its report with respect to our reviewed financial statements. The report of Chang G. Park. is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by law.  The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

ORGANIZATION WITHIN LAST FIVE YEARS

See “Certain Relationships and Related Transactions and Corporate Transactions.”

DESCRIPTION OF BUSINESS

Organizational History

On March 27, 2009, we merged with the company, Aquablue Spring Water International, Inc., (ASWI) a Canadian corporation. On that date, ABI and ASWI entered into a Share Exchange Agreement or the Exchange Agreement, where ABI issued 124,900,000 shares of Common Stock, par value $0.0001 per share, and 100,000 shares of Series A Preferred stock, par value $0.0001 per share, on a pro rata basis to the stockholders of ASWI in exchange for 100% of the outstanding capital stock of ASWI. The Series A Preferred Shares are non-convertible, and maintain super voting rights of 1000 to 1, meaning every one share of Preferred stock will equal 1,000 common shares. As a result of this transaction, ASWI became a wholly-owned subsidiary of ABI, and the shareholders of ASWI became shareholders of ABI.

Our Company

Aquablue International is a Nevada U.S.A. corporation and it’s wholly owned subsidiary is Aquablue Spring Water International, a company formed in Montreal Canada. Our business operations consist of the marketing and distribution of premium natural glacial water. The target market for ABI’s product is virtually anywhere in the world where bottled water is consumed. Marketing has commenced in the South-Pacific region as it is ABI’s current primary objective to establish a prominent position particularly in this region by capitalizing on its extremely fast growing demands. In addition, ABI intends to commence marketing campaigns in the Middle East, Asia and eventually Europe. We believe that fast growing cities and businesses particularly in emerging markets such as China and India are in great need of potable water.

Page - 28

Summary of our Products

As mentioned above, our business operations consist of the marketing and distribution of premium natural glacial water and carbonated water, sugar free beverages for kids and a line of vitamin infused drinks for adults. Most notably, on April 16, 2008  ASWI signed an 8 year, $180 million dollar distribution contract to deliver over 23 million cases of its premium Natural Glacial Water to Hong Kong and China. ABI is currently in negotiations at the present time with a client in a Middle Eastern country. Management believes that these contracts are expected to start producing an expandable revenue base that could grow at a very fast pace as the need and want for its water increases. This is a non binding agreement.  (see Exhibit 10.3).

Business Objectives

Our business objective is to become the main importer of premium glacial bottled water to the South Pacific region, Middle East, Asia (specifically China and India) and eventually Europe. Our primary objective is to establish a prominent position in these regions.

Growth Strategy

Bottled water is indicated to be the fastest growing product category in the beverage industry with growth rates as high as 15% per annum in conditions where other categories tend to be fairly stagnant. With growing demands and lack of resources, water has now become the most valuable commodity. Bottle water companies, promising an alternative water product to tap water, have expanded greatly in order to supply growing demands for quality drinking water. In the year 2003, Americans alone spent more than $7 billion on bottled water at an average cost of more than $1.00 a bottle.

Approximately two-thirds of Chinese cities face water supply shortages. Sixty percent of the rivers flowing through urban areas are polluted. These realities have created an enormous and growing demand for bottled water. Sales have increased, and will continue to increase to meet consumer demand. It is projected that China will be one if not the world’s fastest growing markets over the next five years.

Increasing Operations

Aquablue has commenced marketing in the South-pacific region with the help of Natural Glacial Waters and China Asia Group Holdings. They have sent samples of Aquablue/Natural Glacial Water to many of their customers through no cost to Aquablue.

Our marketing campaigns will consist of billboard, end caps in stores, and advertising using various media. Aquablue is seeking short and long term financing of which part of will be used for this purpose. As well, marketing campaigns will be taking place targeting the Middle East, Asia and eventually Europe. Fast growing cities and businesses particularly in emerging markets such as China and India are in great need of potable water and are projected to become the world’s fastest growing markets in bottled water industry over the next five years.

Vertical Integration

ASWI  signed in April 2008, an 8 year, $180 million dollar distribution non binding contract to deliver over 23 million cases of its premium Natural Glacial Water to Hong Kong and China. We are in negotiations at the present time with a client in the Middle East country  In order to fulfill the growing demand for its water, ABI has contracted with Natural Glacial Waters, Inc. of British Columbia Canada to provide the total solution for ABI’s needs. Natural Glacial Waters will provide the bottles, labels, water and packaging for ABI’s product.  (see Exhibit 10.2).

Page - 29

Marketing and Business Strategies

Our Company understands the importance of getting name brand out in all countries that will be selling their water to consumers.  Besides the normal means of advertising such as magazines, billboards etc. ABI will attend major water shows throughout their consumer areas. We will also pursue sponsorships and have free samples in superstores throughout their demographic regions.

Status of any publicly announced new Product or Service

No new product has recently been publicly announced.

Competitive business conditions, the Issuer's competitive position in the industry, and methods of competition

There are many independent beverage and water distribution companies with which the Company competes. Many of these companies have substantially greater resources than the Company and represent properties which have been commercially successful for longer periods than the Properties represented by the Company. The Company believes it would be relatively easy for a potential competitor to enter its market in light of the relatively small investment required to commence operations as a distribution agent.

Sources and Availability of raw materials and the names of principal suppliers

Our Primary Supplier

In order to fulfill our growing demand for water contracts, we have contracted with Natural Glacial Waters Inc. of British Columbia Canada to be our primary supplier of natural glacier water, bottles, labels, and packaging for Aqua Blue's Natural Glacial Water. Natural Glacial Waters’ bottling facility is fully integrated and automated. It is vertically integrated to enable the monitoring of all aspects of production: from low molding of the PET bottles, rinsing, filling, capping, case packing, and palletizing of finished products. They currently have the capability to produce over 3,171 gallons (12,000 liters) of bottled water per hour or 50 million cases per year. The bottles are made of PET resin which produces bottles that are lighter than glass and virtually unbreakable. The PET bottles require one-third less energy to recycle than glass, create less solid waste per unit of content, and achieve a higher recycle rate than glass.

For full Agreement Terms between Aquablue International and Natural Glacial Waters, please see Exhibit 10.2.

Natural Glacial Waters has secured an exclusive water license in Canada for the Schoen Glacier/Adam River. The company obtained permission for a river front site at the glacial source for construction of the infiltration gallery, storage and loading facilities. Natural Glacial Waters is allowed to withdraw up to one million gallons of glacial water daily at upstream Schoen Glacier/Adam River.

In 1998 Natural Glacial Waters constructed a fully integrated bottling plant at the glacial spring water source located at Rosewall Creek, less than one hundred miles from the Schoen Glacier/Adam River. This plant provides the company with total control over the production process, and minimizes transportation and production costs, as well as ensures that Natural Glacial Waters products meet all health requirements and safety standards.

Natural Glacial Waters, Inc., which is located in British Columbia Canada. Its bottling facility is fully integrated and automated. It is vertically integrated to enable the monitoring of all aspects of production: from low molding of the PET bottles, rinsing, filling, capping, case packing, and palletizing of finished products. They currently have the capability to produce over  3,171 gallons (12,000 liters) of bottled water per hour or 50 million cases per year. The bottles are made of PET resin which produces bottles that are lighter than glass and virtually unbreakable. The PET bottles require one-third less energy to recycle than glass, create less solid waste per unit of content, and achieve a higher recycle rate than glass.

Doing Business in China

In China,the requirements are to have the label in both languages,Chinese and English in compliance with commodities for imports,and to have an importer ,which we have with China Asia group. In Macao and Hong Kong the labels only need to be in English and have an Importer which we also have with China Asia group.

貼合區11mm

上透明2mm±0.5

premium brand
ozonated
628227000025
NSF
AWARD OF EXCELLENCE
GOLD
aquablue international
GLACIAL SPRING WATER
500ML 16.9FL.OZ
Produced in Canada
non-carbonated sodium free
www.aquablueinternational.com
non-carbonated sodium free

印刷面寬51mm

總寬55mm（含上下透明4mm）

10mm

5mm

下透明2mm±0.5

圖長205mm/版長206mm

5mm

【印OPP膜】　　規格：總寬55mm±0.5（含上下透明4mm）×圖長205mm/版長206mm

敬請確認：（請在□內打ˇ）

□1.上圖標籤規格及電眼位置同星沅冰河水500ml，煩請再次確認。

□2.條碼碼號62822700025，原黑色改為深藍色白底，如無異議，敬請確認。。

□3.上圖依星沅冰河水500ml規格調整，客供檔案標籤總高原66mm調至55mm，全圖縮90%，特此告知，敬請確認。

□4.預作8色版：藍。紅。黃。特紅PANTONE1935C。土黃PANTONE139C。深藍PANTONE287C。淺藍PANTONE299C。白。

□5.印刷顏色以電腦設定為準，實以客戶鑑色為主。

□6. GOLD 略做調整特此說明，敬請確認。

上圖有部份的內文過於細小將有不清晰之處，特此告知

□7.上圖白色文字皆加外框，以利印刷，煩請確認

□8. 與底圖藍色重疊邊緣處，顏色將會較深色，如無異議煩請確認。

□9. 回收標箭投下鋪白底，與客供檔案不同，煩請確認。

□10.其他如上圖：另附內文放大圖，請詳核！

※若有特殊注意事項,敬請告知,謝謝！

客戶確認欄

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新版

宏全國際股份有限公司

標籤確認圖		
營業部	複核	承辦
		何 97.09.08 簽署
電子檔案名稱		
0970908星沅 NEW AQUA BLUE 新.a1		

E-mail:771101@mail.honchuan.com.tw
台灣．台中市工業區二路6號 郵區:407
FAX:886-4-23596068 TEL:886-4-23590088

營業通知簽名：＿＿＿＿ □確認開版□確認待會

營業請填：鋼版訂單號＿＿＿＿ 預交貨日：＿＿＿＿

圖面比例 1：1　輸出圖比例 1：1

Page - 30

Quality Control and Assurance

In a “blind taste test” of bottled waters at the 1998 and 1999 American Tasting Institute (ATI) Competition, Natural Glacial Waters, Inc. of British Columbia was awarded the 1998 and 1999 Gold Taste Award.

Manufacturing Process

The manufacturing process includes:

NGW Clean Room
● 4 HPEA air filtration units
● Control environment for rinsing, filling and caping
● Efficient air circulation
● Positive air flow
● UV light sterilization

Air conveyor
● HEPA air for transferring bottle from blow molder to filler room
● Buffer zone between stations = higher efficiency = reduced waste = LOWER COST
● Control environment for open bottle transportation

SIG Corpoplast
● “No Touch” operation with reliable performance
● Patent rotary mandrel transportation system
● Air recycle system to reduce energy consumption
● Robot arm transfer to air conveyor = No human touch

Bottle Rinser
● Treated water (filtration + Ozone)
● Pressurized water (Maximum cleaning efficiency)
● Clean bottle prior filling

Cap Rinser
● Treated water (filtration + Ozone)
● Fan jet nozzle (maximum cleaning efficiency)
● Clean cap prior capping

Automatic Inspection System
● Omni View image capture process
●  Capping application
● TE Band
● Capping Precision
● Fill Level Inspection
● Label Application
● miss-match
● label artwork

● Part handling is simplified because label placement is not required and part rotation is not required
● Inspection is done without slowing the manufacturing line
● Only minimal spacing between parts is required

Plant Quality
● Certified by NSF
● Satisfies and exceeds all regulations
● Bottled at Source
● No transportation = fresher product
● Located in Rosewall Creek Provincial Park
● No Industrial Pollution

Page - 31

Dependence on one or a few customers

Currently we have signed an agreement for distribution with China Asia Holdings Group Limited and they are our sole client. We are in discussions at present time  to sign a distribution agreement with a company in the Middle East. We plan to market our products through distribution networks that aim to reach vast audiences worldwide. We do not anticipate that we will depend on one or few customers.

Competition

Aquablue International water bottled by Natural Glacial waters will be of equal quality of all the other companies that it co-packs for as it is from the same water source. Aquablue International will be competitively priced with all similar water types (glacial water) sold in a particular region. Aquablue  feels that it's spin label technology will separate it from all the competition as this spin label product can be produced for only about an additional eight cents a case and that nominal cost does not necessarily  have to be passed on to consumers.

Patents, trademarks, licenses, franchises, concessions, royalty agreements, or labor contracts, including their duration

Terms of the Contract with Natural Glacier Waters, Inc.

Please see Exhibit 10.2

The need for government approval of principal products or services

Environmental and Production Safety Regulations on Production

The concentration of dissolved substances in water is expressed as Total Dissolved Solids or TDS in parts per million (ppm). TDS found in most bottled waters is typically in the range of several hundred ppm, with even higher levels (in thousands of ppm) in surface waters.

Natural Glacial water has one of the lowest TDS levels of all bottled waters in the market. It is collected at the top of the earth’s water supply - safe from unwanted minerals and contaminants found in downstream environments. Névé glacial water registers a TDS level of less than 30 ppm and Canada Icefield glacial spring water at less than 50 ppm of TDS. The low TDS levels of Névé and Canada Icefield indicate the natural purity of both water sources.

NGW’s water is National Sanitation Foundation (NSF) source certified. NSF International is the official laboratory of the IBWA, which represents over 85% of water bottlers in the USA. NSF is accredited by both the American National Standards Institute (ANSI) and the Dutch Council for Certification (RvC) for all NSF product certification programs. Natural Glacial Waters bottling facility is a proud member of the IBWA.

NSF Source Certification means that untreated water meets all applicable criteria as a natural product "straight from the source" and requires no further treatment. NGW’s water is never treated chemically but is particulate filtered and bottled with ozone to meet all Canadian Food Inspection Agency (CFIA) and US Food and Drug Administration (FDA) requirements. The high quality of NGW’s water has passed two additional tests: (1) the stringent Japan Water Law test conducted by CANTEST, a government approved testing agent, and (2) the Canadian Water Standards test conducted by SGS, the world renowned testing and inspection organization.

Employees

Aside from the Officers and Directors as described in this prospectus, the Company has 8 other full time employees.

DESCRIPTION OF PROPERTIES

Our principal executive offices are physically  located 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8, Canada.

The property is located meters away from one of Canada’s largest intermodal hubs. The plant is 472,430 square feet, which sits on a 40 acre parcel of land. The property is conveniently located between the nations capital and within 1 hour of the Canadian and U.S. border. (see item 1)

(Item 1)

Page - 32

Our new facility located at 1 Hershey Drive, Smiths Falls, Ontario K7A 4T8, was formerly a chocolate producing factory.  The Aquablue   management team intends to furnish the Aquablue water bottling, flavored, CSD’s and distribution facility with state of the art manufacturing equipment. Krones, a leader in the supply of complete manufacturing facilities for the international beverage market has been identified as a key process partner in this initiative. Aquablue intends to take full advantage of Krones’s R&D capability to expedite the product branding process. Krones will provide technical expertise for bottle and label designs from their Toronto, Ontario office under the supervision of Aquablue bottling’s art direction provided by DRAY Media.

Plant Information & Basic Data
• Four buildings, 472,430 square foot food manufacturing and distribution facility.
• 39.6 acres.
• Constructed in stages between 1963, 1989 and 2000.
• The Ontario East region is one of the lowest cost food processing jurisdictions in the G7 due to low pay rates and benefits costs for workers, lower overall operating costs, low taxes and energy costs.
• Access to U.S. border crossing (Toronto and Montreal).

The estimated costs for startup of the new property are as follows:

Insurance	$13,000
Consulting	$10,000
Computers, Software, Printers etc.	$300,000
Promotion	$6,000
Machinery	$14,000,000
Training	$54,000
$14,383,000
The above table is shown in CAD.

LEGAL PROCEEDINGS

Manuel DaSilva is a defendant in a case filed by Gilles Hassoun in the Quebec Court of Montreal (Canada) on March 31, 2009, court case number 500-01-019343-091, for an amount of less than 15 000$(Canadian), alleging causes of action for violation of section 380(01)a) of the Act respecting criminal law . Defendant denies the validity of allegations and intends to vigorously defend against them.

When Manuel Da’Silva was Vice President with Profit Consultant Inc., he was approached by a personal friend saying that his father wanted to invest in a company. Manuel put the funds in the account in relation to the investment the father wanted to invest in. The father had a change of heart and wanted his money back. The President of Profit Consulting Inc. had not delivered funds back to the investor as promised. Mr. DaSilva did not have authority to draw from the account, therefore was unable to get the money back to the investor. The investor sued Mr. DaSilva and the President of Profit Consulting Inc. Mr. DaSilva ended up paying back the money from his own personal finances

The plaintiff (Investor) then decided to sue again under Section 308 (1)(a) of the criminal code of Canada.

¹ 380(01)(a)
Every one who, by deceit, falsehood or other fraudulent means, whether or not it is a false pretence within the meaning of this Act, defrauds the public or any person, whether ascertained or not, of any property, money or valuable security or any service.

We are required by the Nevada General Corporation Law (DGCL) to maintain a resident agent in the State of Nevada. Our resident agent for this purpose is The UPS Store 1350 East Flamingo Road, Las Vegas Nevada 89119. All legal process and any demand or notice authorized by law to be served upon us may be served upon our resident agent in the State of Nevada.

Page - 33

SEC Filings

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission.  Aquablue will become a reporting company after this registration statement has been declared effective by the Securities and Exchange Commission (“SEC”).  As a reporting company Aquablue will file quarterly, annual, beneficial ownership and other reports with the SEC.  However, unless Aquablue has the requisite number of shareholders it is only obliged to report to the SEC for one year.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words “we,” “us,” “our,” “the Company” or “Aquablue” in this prospectus collectively refers to the Company, Aquablue International, Inc.

Organizational History

Aquablue Spring Water International a Canadian Corporation was formed on April 9, 2008. The company was a shell company during the time they were searching for business.. The company ceased being a shell company upon signing of a distribution agreement with China Asia Group Holdings Limited. On March 27, 2009, we merged with the company, Aquablue Spring Water International, Inc., (ASWI) a Canadian corporation. On that date, ABI and ASWI entered into a Share Exchange Agreement or the Exchange Agreement, where ABI issued 124,900,000 shares of Common Stock, par value $0.0001 per share, and 100,000 shares of Series A Preferred stock, par value $0.0001 per share, on a pro rata basis to the stockholders of ASWI in exchange for 100% of the outstanding capital stock of ASWI. The Series A Preferred Shares are non-convertible, and maintain super voting rights of 1000 to 1, meaning every one share of Preferred stock will equal 1,000 common shares. As a result of this transaction, ASWI became a wholly-owned subsidiary of ABI, and the shareholders of ASWI became shareholders of ABI.

Our Company

Aquablue International is a Nevada U.S.A. corporation and it’s wholly owned subsidiary is Aquablue Spring Water International, a company formed in Montreal Canada. Our business operations consist of the marketing and distribution of premium natural glacial water. The target market for ABI’s product is virtually anywhere in the world where bottled water is consumed. Marketing has commenced in the South-Pacific region as it is ABI’s current primary objective to establish a prominent position particularly in this region by capitalizing on its extremely fast growing demands. In addition, ABI intends to commence marketing campaigns in the Middle East, Asia and eventually Europe. We believe that fast growing cities and businesses particularly in emerging markets such as China and India are in great need of potable water.

On May 1, 2009, Aquablue International, Inc. entered into a new venture in Iceland. A new corporation, Aquablue International Iceland ehf.

Page - 34

 Summary of our Products

As mentioned above, our business operations consist of the marketing and distribution of premium natural glacial water and carbonated water, sugar free beverages for kids and a line of vitamin infused drinks for adults.. Most notably, on April 16, 2008, ASWI signed an 8 year, $180 million dollar distribution contract to deliver over 23 million cases of its premium Natural Glacial Water to Hong Kong and China. Aquablue is currently in negotiations at the present time with a client in a Middle Eastern country. Management believes that these contracts are expected to start producing an expandable revenue base that could grow at a very fast pace as the need and want for its water increases. (see Exhibit 10.3).

Shipping of our Product

It is understood with our distributors that the cost of the shipping is the responsibility of the purchasing distributor. Our product is shipped via shipping crate at an average cost of approximately $1.00 per case of water.

Business Objectives

Our business objective is to become the main importer of premium glacial bottled water to the South Pacific region, Middle East, Asia (specifically China and India) and eventually Europe. Our primary objective is to establish a prominent position in these regions.

Evolving Industry Standards; Rapid Technological Changes

The Company's success in its business will depend in part upon its continued ability to enhance its existing products and services, to introduce new products and services quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product and  service offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of the Company will not develop competitive products, or that any such competitive products will not have an adverse effect upon the Company's operating results.

Moreover, management intends to continue to implement "best practices" and other established process improvements in its operations going forward. There can be no assurance that the Company will be successful in refining, enhancing and developing its operating strategies and systems going forward, that the costs associated with refining, enhancing and developing such strategies and systems will not increase significantly in future periods or that the Company's existing software and technology will not become obsolete as a result of ongoing technological developments in the marketplace.

Financial Condition, Liquidity and Capital Resources

As of June 30, 2009 our total current assets were $1,629,081 comprising of cash of $41,438, Accounts Receivable of $355,313, Prepaid Expenses of $21,681 and Funds on Deposit of $1,210,649. At June 30, 2009 our total liabilities were $1,811,510, for a working capital of ($182,429).

Due to the "start up" nature of our business, we epxect to incur losses as it expands. To date, our cash flow requirments have been primarily met by debt and equity financings. management believes that we have sufficient cash flow to meet our capital requirements for at least the next twelve months.

Off-Balance Sheet Items

We currently do not have any off-balance sheet items.

Critical Accounting Policies

Our discussion and analysis or plan of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to income taxes and contingencies. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

The Company is in the development stage and has yet to realize material revenues from operations. Once Aquablue has commenced full operations, it will recognize revenue when the sale and/or distribution of our product is complete.

Sufficiency of Cash Flows

Because current cash balances and projected cash generation from operations are not sufficient to meet the Company's cash needs for working capital and capital expenditures, management intends to seek additional equity financing and credit facilities. The sale of additional equity could result in additional dilution to the Company's shareholders. A portion of the Company's cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products or technologies. To date, the Company is not in any discussions to make acquisitions with any party.

Page - 35

Results of Operations as of June 30, 2009.

As of June 30, 2009, our total assets were valued at $1,707,993. We incurred a net loss of $323,606 during the period from inception  (March 26, 2009) to June 30, 2009.

As of June 30, 2009, our total liabilities were valued at $1,811,510. The majority of our liabilities are comprised of accounts payable and accrued expenses.

Accounts Payable and Accrued Expenses

Off –Balance Sheet Operations

The Company does not have any off-balance sheet operations.

Impact of Inflation

It is management's opinion that inflation has had only a negligible effect on our operations in the past several years.

CONTRACTUAL OBLIGATIONS AS OF June 30, 2009

There are no contractual obligations on the Company’s Balance sheet as of June 30 2009.

Contractual Obligations	Payment due by period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Long-Term Debt Obligations	$0	$0	$0	$0	$0
Capital Lease Obligations	$0	$0	$0	$0	$0
Operating Lease Obligations	$0	$0	$0	$0	$0
Purchase Obligations	$0	$0	$0	$0	$0
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP	$0	$0	$0	$0	$0
Total	$0	$0	$0	$0	$0

Page - 36

CRITICAL ACCOUNTING POLICIES

The Company’s financial statements included herein were prepared in accordance with United States generally accepted accounting principles. Significant accounting policies are as follows:

a.
Use of Estimates

The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b.
Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

c.
Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between financial reporting basis and tax basis of the assets and liabilities and are measured using enacted tax rates that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

d.	Fair Value of Financial Instruments The carrying value of cash equivalents, software development costs, and accrued expenses approximates fair value.

      e.      Revenue Recognition

The Company recognizes revenue using the accrual method of accounting wherein revenue is recognized when earned and expenses and costs are recognized when incurred.

f.      Software Development Costs

N/A.

New Accounting Pronouncements

In March 2008, the FASB issued FAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company does not anticipate adopting this pronouncement because the Company does not have nor expect to have in the foreseeable future any derivative instruments or hedging activities.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  SFAS No. 141(R) changes the accounting for and reporting of business combination transactions in the following way:  Recognition with certain exceptions, of 100% of the fair values of assets acquired, liabilities assumed, and non controlling interests of acquired businesses; measurement of all acquirer shares issued in consideration for a business combination at fair value on the acquisition date; recognition of contingent consideration arrangements at their acquisition date fair values, with subsequent changes in fair value generally reflected in earnings; recognition of pre-acquisition gain and loss contingencies at their acquisition date fair value; capitalization of in-process research and development (IPR&D) assets acquired at acquisition date fair value. Recognition of acquisition-related transaction costs as expense when incurred; recognition of acquisition-related restructuring cost accruals in acquisition accounting only if the criteria in Statement No. 146 are met as of the acquisition date; and recognition of changes in the acquirer’s income tax valuation allowance resulting from the business combination separately from the business combination as adjustments to income tax expense.  SFAS No. 141(R) is effective for the first annual reporting period beginning on or after December 15, 2008 with earlier adoption prohibited.  The adoption of SFAS No. 141(R) will affect valuation of business acquisitions made in 2009 and forward.

Page - 37

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115” (“FAS 159”).  FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  This provides entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without being required to apply complex hedge accounting provisions.  FAS 159 is effective for fiscal years beginning after November 15, 2007, and the Company are currently evaluating the impact that FAS 159 will have on its financial position and results of operations once adopted.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”).  SAB 108 provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment and is effective for fiscal years ending after November 15, 2006.  The adoption of SAB 108 had no impact on the Company’s financial statements for the year ended June 30, 2008.

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements” (“FAS 157”).  FAS 157 defines fair value, establishes a framework for measuring fair value, expands disclosures about fair value measurements and is effective for fiscal years beginning after November 15, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

Described below are transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets for the last three completed fiscal years, and in which any of our directors, nominee directors, executive officers, security holders who beneficially own 5% or more of our voting securities, and any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest. We believe that terms of each transaction below were comparable to those obtainable from unaffiliated third parties.

None.

Director Independence

The OTCBB on which we plan to have our shares of common stock quoted does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on those widely-accepted criteria, we have determined that our Directors are not independent at this time.

No member of management is or will be required by us to work on a full time basis, although our president currently devotes fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Page - 38

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for our Common Stock

There is not currently an active trading market for our shares of common stock. Following the effectiveness of this registration statement, the Company intends to request that a broker-dealer / market maker submit an application to make a market for the Company's shares on the OTC Bulletin Board. However, there can be no assurance that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board or any other recognized trading market or exchange. Any trading market for the common stock that may develop in the future will most likely be very volatile, and numerous factors beyond the control of the Company may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will the Company's shares become eligible to be quoted on the OTC Bulletin Board. In the event that the Company loses this status as a "reporting issuer," any future quotation of its common stock on the OTC Bulletin Board may be jeopardized.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

Page - 39

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Prospectus, we have 39 holders of record of our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

Page - 40

CONSOLIDATED FINANCIAL STATEMENTS

FOR

AQUABLUE INTERNATIONAL, INC.

FOR THE 3 MONTH PERIOD ENDED JUNE 30, 2009

Page - 41

Chang G. Park, CPA, Ph. D. t 2667 CAMINO DEL RIO S. SUITE B t SAN DIEGO t CALIFORNIA 92108 t t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480 t E-MAIL changgpark@gmail.comt

 Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Aquablue International, Inc and subsidiary
 (A Development Stage Company)

We have reviewed the accompanying balance sheet of Aquablue International, Inc. and subsidiary (A Development Stage “Company”) as of June 30, 2009, and the related statements of operation, changes in stockholders’ equity (deficit), and cash flows for the three months ended June 30, 2009; and for the period from March 26, 2009 (inception) through June  30, 2009.  These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to its current status are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park
Chang G. Park, CPA

September 4, 2009
San Diego, California

Page - 42

Aquablue International, Inc.
(A Development Stage Company)
Consolidated Balance Sheets

	June 30,		March 31,
	2009		2009
Assets	(Unaudited)
Current Assets

Cash	US$	41,438	US$	-
Accounts receivable		355,313		2,407
Prepaid expenses		21,681		7,024
Funds on deposit		1,210,649		-
Total Current Assets		1,629,081		9,431

Equipment		55,240		-

Goodwill		23,672		23,672

Total Assets	US$	1,707,993	US$	33,103

	June 30,		March 31,
	2009		2009

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	US$	559,534	US$	37,025
Customer deposits		1,185,965		-
Due to shareholder		66,011		-
Total Current Liabilities		1,811,510		37,025

Stockholders' Equity

Common Stock
Authorized: 350,000,000 shares, $0.0001 par value
Issued and outstanding: 125,000,000 shares as of June 30, and March 31, 2009		12,500		12,500

Additional Paid-in Capital		207,579		-

Preferred Series A Stock
Authorized: 10,000,000 shares
Issued and outstanding: 100,000 shares as of Jun 30, and March 31, 2009		10		10

Accumulated Deficit		(319,569)		(16,664)
Accumulated Comprehensive Income (Loss)
Foreign currency translation adjustments		(4,037)		232

Total stockholders' equity		(103,517)		(3,922)

Total liabilities and Stockholders' Equity	US$	1,707,993	US$	33,103

The accompanying notes are an integral part of these financial statements

Page - 43

Aquablue International, Inc.
(A Development Stage Company)
Consolidated Statements of Operation (Unaudited)

	For the three		Cumulative
	Month ended		from March 26, 2009
	June 30, 2009		to June 30, 2009

Revenue	US$	-	US$	-

Expenses:
Wages and benefits		130,599		130,599
Professional fees		111,274		120,274
General and administrative expenses		66,794		70,793
Start-up costs		-		3,665
Total Expenses		308,667		325,331

Other gain (loss)
Foreign exchange gain		5,762		5,762
Total other gain		5,762		5,762

Net loss	US$	(302,905)		(319,569)

Net Loss per Common Share
-Basic and diluted	US$	(0.00)

Weighted Average Number of Common
Stock Outstanding		125,000,000

The accompanying notes are an integral part of these financial statements

Aquablue International, Inc. (A Development Stage Company)
Consolidated Comprehensive Income (Unaudited)

	For the three		Cumulative
	Month ended		from March 26, 2009
	June 30, 2009		to June 30, 2009

Net Loss	US$	(302,905)	US$	(319,569)
Foreign currency translation adjustments		(4,269)		(4,037)
Comprehensive Loss	US$	(307,174)	US$	(323,606)

The accompanying notes are an integral part of these financial statements

Page - 44

Aquablue International, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Unaudited)
For the Period from March 26, 2009 to June 30, 2009

	Common	Common			Additional	Preferred	Preferred			Accumulated		Accumulated		Total
	Stock	Stock Amounts			Paid-in	Series A	Series A Stock			Deficit		Comprehensive
					Capital	Stock	Amounts					Gain (Loss)

Balance March 26, 2009	100,000	US$	10	US$	-		US$	-	US$	-	US$	-	US$	10

Common stock issued on March 27, 2009
124,900,000 shares per $0.0001	124,900,000		12,490											12,490

Preferred Series A Stock issued on March 27, 2009
100,000 shares						100,000		10						10

Net loss										(16,664)				(16,664)

Foreign Currency Translation Adjustment												232		232

March 31, 2009	125,000,000		12,500			100,000		10		(16,664)	US$	232	US$	- 3,922

Common stock returned on June 3, 2009
207,600 shares	(207,600)		(21)											(21)

Common stock issued on June 3, 2009
207,600 shares per $1.00	207,600		21		207,579									207,600
														-
Net loss										(302,905)				(302,905)

Foreign Currency Translation Adjustment												(4,269)		(4,269)

June 30, 2009	125,000,000	US$	12,500	US$	207,579	100,000	US$	10	US$	(319,569)	US$	(4,037)	US$	(103,517)

The accompanying notes are an integral part of these financial statements

Page - 45

Aquablue International, Inc.
(A Development Stage Company)
Statements of Cash Flows (Unaudited)

	For the three		Cumulative
	Month ended		from March 26, 2009
	June 30, 2009		to June 30, 2009

Net loss	US$	(307,174)	US$	(323,606)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Changes in operating assets and liabilities:
Accounts receivable		(352,906)		(353,513)
Prepaid expenses		(14,657)		(14,657)
Fund on deposits		(1,210,649)		(1,210,649)
Accounts payable and accrued liabilities		522,509		539,529
Customer deposits		1,185,965		1,185,965
Due to shareholders		66,011		66,011

Net cash provided by (used in) operating activities		(110,901)		(110,920)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in equipment		(55,240)		(55,240)
Net cash provided by (used in) investing activities		(55,240)		(55,240)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock		207,600		207610

Net cash provided by (used in) financing activities		207,600		207610

Net increase (decrease) in cash		41,459		41,450
Foreign Exchange Effect		(21)
Cash at beginning of period		-		- 12
Cash at end of period	US$	41,438	US$	41,438

Non cash involving activities:
Stock issued for stock exchanges	US$	-	US$	12,500
Increase asset due to stock exchanges		-		8,833
Increase liabilities due to stock exchanges		-		20,005

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :

Interest	US$	-	US$	-

Income Taxes	US$	-	US$	-

The accompanying notes are an integral part of these financial statements

Page - 46

AQUABLUE INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2009

1.         NATURE OF OPERATIONS

Aquablue International, Inc. (the “Company”) was incorporated in the State of Nevada on March 26, 2009. Its activities to date have been limited to capital formation, organization, and development of its business plan for the development of beverage bottling projects in Canada for export internationally.

The Company operates through its lone subsidiary:

Aquablue Spring Water International Inc., a Canadian Corporation.
Aquablue International, Inc. (the parent company) is now a holding company.

The Company entered into a new venture in Iceland. A new corporation, Aquablue International Iceland ehf. was incorporated on May 1, 2009, in which Aquablue International, Inc. is a 50% shareholder. The purpose of this new subsidiary is to take advantage of investment opportunities in Iceland as well as to act as a strategic location from which to take advantage of various eastern opportunities which are under negotiation.

2.         SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a March 31, year-end.

Basis of Consolidation

The consolidated financial statements of the Company include those accounts of Aquablue Spring Water International Inc., a Canadian Corporation. Aquablue Spring Water International Inc. owns title to all of the assets and liabilities of the consolidated financial statement.  All significant inter-company transactions have been eliminated.

Good and Service Tax (GST) Receivable

GST payable represents sales taxes that are owed by the Canadian operations to the local governments.  However, the Company has over paid GST and has a receivable due to it from the Canadian government.  As of June 30, 2009 the Company is owed $9,434.

Equipment

Equipment, leasehold improvements, and additions thereto are carried at cost.  Amortization is provided using the declining balance method at the rates indicated below on an annual basis:

Moulds                                           20%
Leasehold improvements             10%

Equipment is not amortized until placed in use.  Amortization is computed at 50%of the rates in the year of acquisition

Page - 47

AQUABLUE INTERNATIONAL, INC.
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2009

2.         SIGNIFICANT ACCOUNTING POLICIES - continued

Goodwill and Other Intangible Assets

Goodwill and acquired intangible assets determined to have an indefinite useful lives are not amortized, but instead are evaluated for impairment annually and if events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”).  The impairment test consists of a comparison of the fair value of an intangible asset with its carrying amount.  If the carrying amount of an intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.  After an impairment loss is recognized, the adjusted carrying amount of the intangible asset is its new accounting basis.  Subsequent reversal of a previously recognized impairment loss is prohibited.

Income Taxes

Income taxes are provided in accordance with SFAS 109, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign Currency Translation and Transactions

The Company conducts business in Canada and the United States and uses the U.S. dollar as its reporting currency.  The functional currency of the Canadian subsiduiary is the Canadian dollar (CAD).  The financial statements of the Canadian subsidiary have been translated under SFAS No. 52.  Assets and liabilities are translated at the rate of exchange at the balance sheet date and revenues and expenses are translated at the average exchange rates during the year.  The resulting exchange gains and losses are shown as a separated component of stockholders’ equity.

Transactions conducted in foreign currencies are translated as follows:

At the transaction date, each asset, liability, revenue and expense is translated by the use of the exchange rate in effect at that date. At the period end date, monetary assets and liabilities are translated by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in income in the current period.

Comprehensive Income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statements of Operations and Comprehensive Loss and Changes in Stockholders’ Equity. Comprehensive income is comprised of net income (loss) and all charges to stockholders’ equity except those resulting from investments by owners and distributions to owners.

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AQUABLUE INTERNATIONAL, INC.
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2009

2.         SIGNIFICANT ACCOUNTING POLICIES - continued

Basic Earnings (Loss) per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.

The Company has adopted the provisions of SFAS No. 128 effective March 26, 2009 (inception).

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

New Accounting Pronouncements

The Company is of the opinion that any pending accounting pronouncements, either in the adoption phase or not yet required to be adopted, will not have a significant impact on the Company's financial position or results of operations.

3.         GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had limited operations during the period from March 26, 2009 (inception) to June 30, 2009 and generated a net loss of $323,606. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company’s current cash of $41,348 will not be sufficient to cover the expenses they will incur during the next twelve months and that they will need  developing operations and may need to raise additional funding to continue operations.

Management plans to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

4.         STOCKHOLDERS' EQUITY

The Company is authorized to issue the following classes of shares having the following attributes:

Common Stock - 350,000,000 shares with a par value of $0.0001 per share.
Preferred Series A - 10,000,000, no conversion rights with super voting rights of 1,000 to 1.

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AQUABLUE INTERNATIONAL, INC.
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2009

4.         STOCKHOLDERS' EQUITY - continued

During the period the Company issued (received) the following shares:

a)	On June 3, 2009 a shareholder returned 207,600 shares of Common stock to the treasury at $0.001 per share for proceeds of $21.

b)	On June 3, 2009 the company issued 207,600 shares of Common stock at $1.00 per share for proceeds of $207,600.

Shares issued at June 30, 2009 are:

Common Stock - 125,000,000 shares
Series A Preferred Stock – 100,000 shares.

5.         INCOME TAXES

As of June 30, 2009
Deferred tax assets:
Net operating loss carryforwards	$111,849
Other	-0-
Gross deferred tax assets	111,849
Valuation allowance	(111,849)
Net deferred tax assets	$-0-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

6.         Commitments

The Company has entered into an exclusive agreement to sell, distribute and market bottled water in Hong Kong, Macao and other provinces of China.  The agreement calls for a minimum quota of one million cases per year per region effective year 2 of the commencement of distribution. The agreement is for an eight year term with a renewal option to extend the agreement for an additional eight years.

The contract is effective the date of first delivery to China which is anticipated to be in February 2010.

The Company signed a Patent license agreement dated June 1 st , 2009.  The agreement provides the Company with the worldwide rights to market Spin labeling technology.  The agreement is effective until December 31, 2014 at which time it may be renewed on a year-to-year basis.  The agreement calls for minimum licensing payments to be paid to the licensor over the term of the agreement. The licensing agreement calls for minimum annual royalty payments as follows:
Year 1           $100,000
Year 2             150,000
Year 3             200,000
Year 4             250,000
Year 5             350,000

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AQUABLUE INTERNATIONAL, INC.
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2009

6.         COMMITMENTS - continued

The Company has begun negotiating the purchase of three state of the art beverage bottling lines for implementation at the Smiths Falls facility in November, 2009 with anticipated production beginning in February, 2010.  The negotiations on the equipment purchase are anticipated to be finished in September 2009.

The company entered into a lease agreement with a purchase option for a 480,000 square foot manufacturing facility's land and a building in Smith Falls, Ontario.  The lease calls for monthly payments of $0 plus all monthly operating costs from June 1st to September 30, 2009.  The lease costs then increase to $2 per square foot plus all operating costs from October 1st to December 31, 2009.  The purchase option can be enacted at any point during the lease period.

The company entered into an asset liquidation agreement.  The liquidation agreement contemplates an auction of equipment on August 27, 2009, the proceeds of which will be forwarded to current property owner as a deposit on the purchase price.  The agreement contains a guarantee of $1,450,000 for various pieces of equipment. Of this guarantee, 80% was received as a downpayment prior to June 30 th with the balance, which has been received, on the date of the auction, August 27 th , 2009. The Company recorded $1,116,000 as fund on deposits and customer deposits and $290,000 as accounts receivable and accounts payable, respectively.

Page - 51

[OUTSIDE BACK COVER OF PROSPECTUS]

AQUABLUE INTERNATIONAL, INC.
18,941,100SHARES COMMON STOCK

$0.05 per Share

Page - 52

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscription

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses(1)	Amount US ($)
SEC Registration Fee	$52.57
Transfer Agent Fees	$500.00
Accounting Fees and Expenses	$2000.00
Legal Fees and Expenses	$50,000.00
Printers	$200.00
Miscellaneous	$500.00
Total	$53,252.57

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14.INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Nevada for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

ITEM 15.                      RECENT SALES OF UNREGISTERED SECURITIES

ABI and ASWI entered into a Share Exchange Agreement or the Exchange Agreement, where ABI issued 124,900,000 shares of Common Stock, par value $0.0001 per share, and 100,000 shares of Series A Preferred stock, par value $0.0001 per share, on a pro rata basis to the stockholders of ASWI in exchange for 100% of the outstanding capital stock of ASWI. The Series A Preferred Shares are non-convertible, and maintain super voting rights of 1000 to 1, meaning every one share of Preferred stock will equal 1,000 common shares. As a result of this transaction, ASWI became a wholly-owned subsidiary of ABI, and the shareholders of ASWI became shareholders of ABI. The company issued these shares under the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded the company under Section 4(2) and Regulation S promulgated thereunder due to the fact that the issuance did not involve a public offering and the investors were non-US residents.

Page - 53

ITEM 16.                      EXHIBITS

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of Aquablue International, Inc.	Filed
3.1.1	Stamped Articles from the Secretary of State of Nevada	Filed
3.2	Bylaws	Included
4.1	Form of Common Stock Certificate	Filed
10.1	Share Exchange Agreement between Aquablue Spring Water International, Inc. and Aqua Blue International, Inc.	Filed
10.2	Supply and Distribution Agreement between Aquablue Spring Water International, Inc. and Natural Glacial Waters, Inc.	Filed
10.3	Distribution Agreement between Aquablue Spring Water International, Inc. and China Asia Group Holding Limited	Filed
10.4	Patent License Agreement between Aquablue Spring Water International, Inc. and Stephen Key Design, LLC	Included
10.5	Purchase Agreement Re: 1 Hershey Drive, Smiths Falls, Ontario Canada and Amendments	Included
10.6	Aquablue International ehf Iceland Articles	Included
14	Aquablue International, Inc. Code of Ethics	Filed
23.1	Consent of Chang G. Park CPA, PhD certified public accountants	Included
23.2	Legal Opinion of Applbaum & Zouvas	Included

ITEM 17.                      UNDERTAKINGS

The Registrant undertakes:

1.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Page - 54

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Page - 55

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
Since the small business issuer is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. “

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Page - 56

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Smiths Falls, Canada on June 29, 2009.

                                                      AQUABLUE INTERNATIONAL, INC.

                                  By: /s/ MANUEL DASILVA
                                              Manuel DaSilva
                                              Chief Executive Officer and Chairman
                                              (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.
Signature	Title	Date

/s/ MANUEL DASILVA	Chief Executive Officer	June 29, 2009
Manuel DaSilva	Director

/s/ DANIEL VILLENEUVE	President / Director	June 29, 2009
Daniel Villeneuve

/s/ DAVID WASSUNG	Vice President / Director	June 29, 2009
David Wassung

Page - 57

EXHIBIT 3.2

Page - 58

BYLAWS OF

AQUABLUE INTERNATIONAL, INC.

ARTICLE I

Corporate Offices

The corporation shall maintain a registered office in the State of Nevada. The Board may establish other offices in or outside the State of Nevada.

ARTICLE II

Stock

2.1 Issuance of Shares.

(a) Authorized Shares. The corporation may issue the number of shares of each class or series authorized by the Articles. Shares that are issued are outstanding shares until they are reacquired, redeemed, converted, or canceled.

(b) Board Authorization for Issuance. The Board must authorize any issuance of shares. The Board may issue shares in exchange for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. The Board's authorization must state the maximum number of shares of each class or series that may be issued and the price for each share.

(c) Sales Subject to Restrictions. The corporation may issue shares which are subject to restrictions on their transfer, as provided in Section 2.10.

(d) When Fully Paid. When the corporation has received the consideration in exchange for which the Board  has authorized the issuance of shares, the shares issued will be fully paid and nonassessable.

(e) Re-Acquisition. The corporation may acquire its own shares. Shares so acquired shall constitute authorized but unissued shares.

2.2 Fractional Shares or Scrip.

(a) Issuance. The corporation may:

(1) Issue fractions of a share or pay in money the value of fractions of a share;
(2) Arrange for disposition of fractional shares by the shareholders;

(3) Issue scrip entitling the holder to receive a full share upon surrendering enough scrip to equal a full share.

(b) Scrip. Each certificate representing scrip must be conspicuously labeled "scrip," and must state on its face:

(1) The name of this corporation;

(2) That this corporation is organized under the laws of the State of Nevada;

(3) The name of the person to whom it is issued; and

Page - 59

(4) The fractional portion and class of shares and the designation of the series, if any, the certificate represents.

(c) Rights of Holders. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip so provides.

(d) Conditions on Issuance. The Board may authorize the issuance of scrip subject to any condition considered desirable, including:

(1) That the scrip will become void if not exchanged for full shares before a specified date; and

(2) That the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

2.3 Issuance of Rights or Options to Purchase Shares. The corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The Board shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued upon exercise of any such right, option, or warrant.

2.4 No Preemptive Rights.  The shareholders have no preemptive rights to acquire proportional amounts of the corporation's unissued shares upon a decision by the Board to issue them.

2.5 Certificates of Stock. The Secretary shall issue stock certificates evidencing ownership of shares in the corporation. Stock certificates shall be issued in their proper numerical order. Each shareholder shall be entitled to a certificate which has been signed either manually or in facsimile by the President or a Vice President, which has been attested to by the Secretary or an Assistant Secretary, and which has been sealed with the corporate seal. The Secretary may issue a certificate bearing the signature of an individual who no longer holds that office. Such a certificate shall have the same effect as it would if the person still held office on the date of issue. Every stock certificate shall state:

(a) The name of the corporation;

(b) That the corporation is incorporated in Nevada;

(c) The name of the person to whom the shares represented by the certificate are issued;

(d) The number, class, and designation of the series, if any, of the shares represented by the certificate;

(e) If there is more than one class, a statement that the corporation will furnish to any shareholder, upon request and without charge, a full written statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized by the corporation, and the variations in rights, preferences, and limitations determined for each series; and

(f) Either a complete description or a reference to the existence and general nature of any restrictions on the ownership or transfer of the shares which the certificate represents.

2.6 Lost or Destroyed Certificates. The Secretary may issue a replacement certificate in place of a lost, mutilated, or destroyed certificate, upon proof that the certificate was lost, mutilated, or destroyed, if the holder of the certificate gives a satisfactory bond of indemnity to the corporation. The Secretary may issue a replacement certificate without requiring any bond when the Board determines it is proper to do so.

2.7 Stock Records. The Secretary shall keep the stock transfer books at the registered office or principal place of business of the corporation, or at the office of the corporation's transfer agent or registrar. The Secretary, or the transfer agent or registrar, shall enter on the stock transfer books the name and address of each shareholder, together with the class, number of shares, and date on which the shares were issued or transferred to the shareholder. Each shareholder shall keep the shareholder's current address on file with the Secretary.

Page - 60

2.8 Record Owners. The corporation shall treat a shareholder of record as the owner of the shares for all purposes. The corporation shall not be bound to recognize any claim to or interest in any share on the part of any other person, whether or not it has notice of such a claim or interest, until that person's name has been entered on the transfer books as the shareholder of record.

2.9 Stock Transfers.

(a) Method of Transfer. Subject to any restrictions placed on the transfer of shares at or prior to the time such shares are issued, shareholders may transfer their shares by delivering the certificates to the transferee, accompanied by:

(1) An assignment in writing on the back of the certificate, or an assignment separate from certificate, or a written power of attorney to sell, assign, and transfer the shares which is signed by the record holder of the certificate; and

(2) Any additional documents, instruments, or other evidences necessary to satisfy the requirements of any transfer restrictions applicable to the shares by law or by contract.

(b) Surrender of Old Certificate to Secretary. Upon receipt of a transferred certificate, a transferee shall surrender the certificate, along with evidence that the certificate was transferred to the transferee, to the Secretary, so that the Secretary may record the transfer on the stock transfer books and issue a new certificate to the transferee.

(c) Recording Transfers. Except as otherwise specifically provided in these Bylaws, the Secretary shall not record any shares of stock as having been transferred on the books of the corporation until the outstanding certificates for those shares have been surrendered to the corporation. The Secretary shall cancel all certificates surrendered to the corporation for transfer. The Secretary shall issue no new certificate until the former certificate representing those shares has been surrendered and canceled, except as provided in Section 2.6.

2.10 Restrictions on Transfer. The Board may restrict the transfer of the corporation's shares as permitted by law. The existence of any such restriction shall be noted conspicuously on the front or back of the certificate. No such restriction will affect shares issued before the restriction was adopted, unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

ARTICLE III

Shareholders

3.1 Annual Meeting. The corporation shall hold a meeting of the shareholders annually on a date and at a time and place set by the Board. The order of business at the annual meeting of shareholders shall be as follows:

(a) Calling the meeting to order;

(b) Proof of notice of meeting, or filing of waivers of notice;

(c)           Reading of minutes of the last annual meeting;

(d)           Reports from officers;

(e)           Reports from committees;

(f)           Election of directors; and

(g)           Other business.

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3.2 Special Meetings.

The corporation shall hold a special meeting of the shareholders:

(a) On call of the Board, the Chairman, or the President; or

(b) If the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting, sign, date, and deliver to the Secretary one or more written demands for a special meeting which describe the purposes for the meeting.

Only issues identified in the notice of a special meeting may be conducted at that meeting. The Secretary shall issue notice of any special meeting as provided in Paragraph 3.6(b).

3.3 Adjourned Meetings. The chairman of the meeting may adjourn a shareholders' meeting at any time a quorum, as that term is defined in Section 3.8, is not present. With the consent of the holders of a majority of the shares represented in person or by proxy, and entitled to vote at a shareholders' meeting, the chairman of the meeting may adjourn the meeting for any reason to a time and place determined by the chairman of the meeting. The chairman of the meeting may adjourn a meeting at which directors are to be elected only from day to day until the directors are elected. The shareholders may conduct any business at an adjourned meeting which they might have conducted at the original meeting.

3.4 Meeting Place. Shareholders' meetings may be held either at the corporation's registered Nevada office or at any other place designated by the Board and identified in, the notice of the meeting.

3.5 Chairman of the Meeting. The Chairman shall serve as chairman of all shareholders' meetings. In the absence of the Chairman, the President or any other person appointed by the Board shall serve as chairman of a shareholders' meeting.

3.6 Notice of Shareholders' Meetings.

(a) Annual Meetings. The corporation shall notify the shareholders of each annual shareholder’s meeting. The corporation shall deliver notice, as provided in Section 9.1, at least ten (10), but not more than sixty (60), days before the meeting date. Notice of an annual meeting need not include a description of the purposes of the meeting, except as provided under Paragraph (c) below. The corporation must deliver notice to all shareholders entitled to vote at the annual meeting, and must notify certain other shareholders of an annual meeting as provided in Paragraph (c) below.

(b) Special Meetings. The corporation shall notify the shareholders entitled to vote on the actions to be considered at any special meeting called pursuant to Section 3.2. The corporation need not notify all shareholders unless required to do so as provided in Paragraph (c) below. The notice must include a description of the purposes for which the meeting was called, and be accompanied by other materials described in Paragraph (c) below. The corporation must deliver the notice at least ten (10), but not more than sixty (60), days before the meeting date. If the corporation fails to issue the notice within ten (10) days after shareholders holding ten percent (10%) or more of the outstanding shares entitled to vote on a particular issue have delivered to the Secretary written demand for a special meeting to consider that issue in accordance with Paragraph 3.2(b), the shareholders requesting the meeting may issue the notice on behalf and at the expense of the corporation.

(c) Meetings Concerning Extraordinary Acts. If a purpose of a shareholders' meeting is to consider action on an amendment to the Articles, a planned merger or share exchange, a proposed sale, lease, or other disposition of all or substantially all of the property of the corporation other than in the regular course of business, or the dissolution of the corporation, the corporation shall notify all shareholders, whether or not entitled to vote, at least twenty (20), but not more than sixty (60), days before the date of the meeting. The notice must describe the proposed action with reasonable clarity and must contain or be accompanied by a copy of the proposed Amendment, the plan of merger or exchange, or the agreement of sale or lease, as applicable.

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(d) Adjourned Meetings. In general, the corporation need not provide notice to the shareholders of an adjourned meeting if the time, date, and place for reconvening the meeting is announced before the meeting is adjourned. However, if the chairman of a meeting adjourns a meeting for more than one hundred twenty (120) days from the date of the original meeting, the Secretary shall fix a new record date for the adjourned meeting and shall issue a new notice of the adjourned meeting to each shareholder of record entitled to notice of or to vote at the adjourned meeting.

3.7 Waiver of Notice.

(a) Written Waiver. A shareholder may waive any notice before or after the date and time of the meeting that is the subject of the notice. Except as provided by Paragraphs (b) and (c), the waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b) Waiver by Attendance. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

(c) Waiver of Objection to Particular Matter. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

3.8 Attendance by Communications Equipment. Shareholders may participate in a shareholders' meeting by any means of communication which enables all persons participating in the meeting to hear each other simultaneously during the meeting. A shareholder who participates by means of communications equipment is deemed to be present in person at the meeting.

3.9 Voting.

(a) General Rule. In general, if a quorum is present, a matter may be approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

(b) Voting on Extraordinary Acts. The holders of more than two-thirds (2/3) of all shares entitled to vote on an amendment to the Articles, a plan of merger or share exchange, a sale of assets other than in the regular course of business, or a proposal to dissolve the corporation must vote in favor of the proposed action for the corporation to take the action.

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(c) Election of Directors. Directors shall be elected in accordance with the provisions of Section 4.5.

(d) Amendments to Quorum Rules. An amendment to the Articles adding, changing, or deleting either:

(1) A quorum for a voting group greater or lesser than specified in Paragraph 3.8(a); or

(2) A voting requirement for a voting group greater than specified in Paragraph (a) above must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect.

3.10 Proxies.

(a) Voting by Proxy. A shareholder may vote the shareholder's shares in person or by proxy.

(b) Proxy Appointment. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's agent.

(c) Term of Appointment. An appointment of a proxy is effective when received by the Secretary. An appointment is valid for eleven (11) months unless it is revoked earlier or the appointment form expressly provides for a longer period.

(d) Death or Incapacity of Shareholder. The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority, unless the Secretary is given notice of the death or incapacity before the proxy exercises the proxy's authority under the appointment.

(e) Corporation's Power to Accept Proxy's Actions. The corporation is entitled to accept a proxy's vote or other action as that of the shareholder, subject to the provisions of Section 3.12 and to any express limitation on the proxy's authority appearing on the face of the appointment form.

3.11 Corporation's Acceptance of Votes.

(a) Acceptance of Vote. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation may accept the vote, consent, waiver, or proxy appointment as the shareholder's act.

(b) Vote Not by Shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation may accept the vote, consent, waiver, or proxy appointment as the shareholder's act if:

(1) The shareholder is an entity and the name signed purports to be that of an officer, partner, or agent of the entity;

(2) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(3) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder, and evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

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(4) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(5) Two or more persons are the shareholder as co-tenants or fiduciaries, the name signed purports to be the name of at least one of the co-owners, and the person signing appears to be acting on behalf of all the co-owners.

(c) Rejection of Vote. The corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary has reasonable basis for doubt about the validity of the signature or about the signatory's authority to sign for the shareholder.

3.12 Shareholders' List for Meeting.

(a) Shareholders' List. After the corporation fixes a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders as of the record date who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares), show the most recent address on file of each shareholder, and identify the number of shares held by each shareholder.

(b) List Available for Inspection. The Secretary shall make the shareholders' list available for inspection by any shareholder, beginning ten (10) days prior to the meeting and continuing through the meeting. The list will be available at the corporation's principal office or at a place (identified in the meeting notice) in the city where the meeting will be held. A shareholder, or the shareholder's agent, may inspect the list during regular business hours and at the shareholder's expense during the period it is available for inspection.

(c) List at Meeting. The Secretary shall make the shareholders' list available at the meeting. Any shareholder or shareholder's agent may inspect the list at any time during the meeting or any adjourned meeting.

(d) Right to Copy. A shareholder may copy the list as provided in Sections 10.2 and 10.3.

3.13 Fixing the Record Date.

(a) Date for Meetings. The Board shall fix a record date in order to determine which shareholders are entitled to notice of a shareholders' meeting or to vote at the meeting. If the Board fails to fix a record date for a meeting, then the day before the first notice of the meeting is delivered to the shareholders shall be the record date. If the Secretary does not issue notice of a meeting because all shareholders entitled to notice have waived notice, then the record date shall be the date on which the Secretary received the last waiver of notice.

(b) Date for Adjourned Meetings. Once the Secretary has determined which shareholders are entitled to notice of or to vote at a shareholders' meeting, the determination is effective for any adjournment of the meeting unless the Board fixes a new record date. The Board must fix a new record date if the meeting is adjourned for more than one hundred twenty (120) days after the date fixed for the original meeting.

(c) Date for Dividends and Distributions. If the Board fails to fix a record date for determining which shareholders are entitled to receive a share dividend or a distribution which does not involve a purchase, redemption, or other acquisition of the corporation's shares, the record date shall be the date the Board authorizes that dividend or distribution.

(d) Date for Action without Meeting. The record date for determining which shareholders may vote to take action without a meeting is the date the first shareholder signs the consent describing the action to be taken.

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3.14 Action by Shareholders without a Meeting.

(a) Action Agreed to by Majority Shareholders. The shareholders may take any action within their powers without a meeting if the action is agreed to by simple majority of the shareholders entitled to vote on the action. To take an action without a meeting, a  simple majority of the shareholders entitled to vote on the action must sign a written consent describing the action to be taken. The consents must be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b) Record Date. The record date for determining shareholders entitled to take action without a meeting shall be as specified in Section 3.14.

(c) Withdrawal of Consent. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Secretary prior to the time that all consents are in possession of the corporation.

(d) Effective Date of Action. Action taken by the shareholders without a meeting shall be effective when all consents are in possession of the corporation, unless the consents specify a later effective date.

(e) Action by Consent. An action taken by consent has the effect of a meeting vote and may be described as such in any document.

(f) Notice. The corporation must give nonvoting shareholders written notice, at least ten (10) days before the action is taken, as provided in Section 9.1, if action by consent is proposed for any of the actions described in Paragraph 3.6(c).

3.15 Ratification. Any action taken by the corporation, the directors, or the officers which is subsequently authorized, approved, or ratified by vote of the number of shares that would have been sufficient to approve the action in the first instance, shall be valid and binding as though ratified by every shareholder of the corporation.

ARTICLE IV

Board of Directors

4.1 Management Responsibility. The corporation shall have a Board of Directors, which shall be responsible for the exercise of all corporate powers. The Board shall manage the business, affairs, and property of the corporation.

4.2 Committees.

(a) Creation. The Board may create one or more Committees of directors. Each Committee must have two or more members.

(b) Approval of Committees. The number of directors required to take action under Section 4.11 must approve the creation of a Committee.

(c) Rules Governing Committees. The rules governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, under Sections 4.10 through 4.15, apply to Committees.

(d) Powers of Committees. Subject to the limitations stated in Paragraph (e) below, the Board shall specify the extent to which each Committee may exercise the authority of the Board.

(e) Limitations on Committee Action. A Committee may not:

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(1) Authorize or approve a distribution except according to a general formula or method prescribed by the Board;

(2) Approve or propose to shareholders action which must be approved by the shareholders,

(3) Fill vacancies on the Board or on any Committee;
(4) Amend the Articles;

(5) Adopt, amend, or repeal these Bylaws;

(6) Approve a plan of merger not requiring shareholder approval; or

(7) Authorize or approve the issuance or sale of shares or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

(f) Minutes. All Committees shall keep regular minutes of their meetings, which shall be included in the corporate minute books at the registered office of the corporation.

(g) No Relief from Responsibility. Neither the Board nor any director may be relieved of any responsibility imposed by law, the Articles, or these Bylaws by designating a Committee and delegating the Board's or the director's responsibilities to the Committee.

4.3 Duties of Directors.

(a) Due Care and Loyalty. Each person who is a director shall perform the duties of a director, including any duties the director may have as a member of any Committee:

(1) In good faith;

(2) In a manner the director reasonably believes to be in the best interests of the corporation; and

(3) With the care an ordinarily prudent person in a like position would use under similar circumstances.

(b) Right to Rely on Experts. In performing corporate duties, a director may rely on information, opinions, reports, or statements, including financial statements or other financial data prepared or presented by:

(1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(2) Legal counsel, public accountants, or other persons concerning matters which the director reasonably believes to be within their professional or expert competence; or

(3) A Committee, the deliberations of which the director reasonably believes merits confidence, concerning matters within the Committee's designated authority.

(c) Failure to Act in Good Faith. A director fails to act in good faith if the director relies on information provided by the above persons even though the director has knowledge concerning a particular matter that would make reliance on the information unwarranted.

4.4 Number and Qualification of Directors. The Board shall consist of no fewer than two (2) and no more than five (5) directors. The corporation shall have three (3) directors until that number is changed in accordance with these Bylaws. If the shareholders elect a greater or lesser number of directors than is specified in this section, then election of that number shall automatically amend these Bylaws to increase the number of directors to the number elected. No director need be a shareholder of the corporation.

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4.5 Election of Directors.

(a) Initial Directors; Annual Elections. The terms of the initial directors will expire at the first annual meeting of shareholders. The shareholders shall elect successor directors at the first annual meeting of shareholders, and at each annual meeting thereafter.

(b) Cumulative Voting. Shareholders entitled to vote at any election of directors may cumulate votes by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and to cast the product for a single candidate or to distribute the product among two or more candidates.

(c) Election. In any election of directors, the candidates elected are those who receive the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected.

4.6 Term of Office. Each director shall hold office for a one-year term until the next succeeding annual meeting, and thereafter until the director's successor is elected and qualified. If a director dies, resigns, or is removed, the director's replacement shall serve throughout the remaining portion of the director's term, and thereafter until the director's successor is elected and qualified.

4.7 Vacancy on Board of Directors. If a vacancy occurs on the Board, the directors then in office may fill the vacancy by the affirmative vote of a simple majority of all the directors in office, even if a quorum is not present.

4.8 Resignation. A director may resign at any time by delivering written notice to the Chairman, the President, the Secretary, or each member of the Board. A resignation shall take effect when notice is delivered, unless the notice specifies a later effective date. The corporation need not accept a resignation for the resignation to be effective. A resignation shall not affect the rights of the corporation under any contract with the resigning director.

4.9 Removal.
(a) Special Meeting. The shareholders may remove one or more directors, with or without cause, only at a special meeting of shareholders called expressly for that purpose. The notice of the meeting must state that the purpose of the meeting is to remove one or more directors.

(b) Voting. The shareholders may remove a director by affirmative vote of the holders of a simple majority of the shares entitled to vote on the election of that director. A director may not be removed if votes sufficient to elect the director are voted against the director's removal.

4.10 Meetings.

(a) Annual Meeting. The first meeting of each newly elected Board shall be known as the annual Board meeting. The Board shall hold the annual Board meeting, without notice, immediately after the annual shareholders' meeting or after any special shareholders' meeting at which new directors are elected. The Board shall hold the annual Board meeting at the same place as the annual shareholders' meeting unless the Board specifies another place by resolution.

(b) Regular Meetings. The Board may hold regular meetings at a place and on a day and hour fixed by resolution of the Board.

(c) Special Meetings. The Chairman or any two directors may call a special meeting of the Board. The Board shall hold the special meeting at the place and on the day and hour specified by the persons calling the meeting.

(d) Adjourned Meetings. A majority of the directors present may vote to adjourn any meeting to another time and place even if the number of directors present or voting does not constitute a quorum. If the meeting is adjourned for more than forty-eight (48) hours, the Secretary shall give notice of the time and place of the adjourned meeting to the directors who were not present at the time the meeting was adjourned.

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4.11 Quorum and Voting of Directors.

(a) Majority Constitutes a Quorum. A majority of the directors shall constitute a quorum for the transaction of business at a meeting, except as provided in Section 4.7 and in Paragraph (b) below. The appropriate percentage of the directors present at a meeting at which a quorum is present may take any actions which the directors are authorized to take on behalf of the corporation.

(b) Action in Absence of a Quorum. The Board may continue to transact business at a meeting at which a quorum was initially present. In order to take any action at a meeting at which a quorum is no longer present, the action must be approved by a sufficient percentage of the number of directors required to establish a quorum.

(c) Dissent by Directors. A director may abstain or dissent from any action taken. However, a director may not dissent or abstain if the director voted in favor of the action taken. A director who is present at a meeting when action is taken is deemed to have assented to the action taken unless:

(1) The director objects at the beginning of the meeting to holding the meeting or to transacting business at the meeting;

(2) The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

(3) The director delivers written notice of the director's dissent or abstention to the chairman of the meeting before the Board adjourns the meeting or to the corporation within a reasonable time after the Board adjourns the meeting.

4.12 Attendance by Communications Equipment. The directors may participate in a meeting by means of any communications equipment which enables all persons participating in the meeting to hear each other simultaneously during the meeting. A director who participates by means of communications equipment is deemed to be present in person at the meeting.

4.13 Action by Directors without a Meeting. The Board may take any lawful action without a meeting if each director delivers a signed consent to the corporation which describes the action to be taken. An action approved by consent shall have the same effect as an action approved by unanimous vote at a meeting duly held upon proper notice, and may be described as such in any document. All consents shall be inserted into the minute books as if they were the minutes of a Board meeting. An action taken by consent by the Board shall be effective when the last director signs the consent, unless the consent specifies a later effective date.

4.14 Notice of Meeting.

(a) Regular Meetings. The Secretary may, but need not, issue notice pursuant to Article IX of any regular Board meeting if the time and place of the regular meeting has been fixed by resolution of the Board and a copy of the resolution has been mailed or delivered to each director at least two (2) days preceding the day of the first meeting held under that schedule.

(b) Special Meetings. The Secretary, or the person calling a special Board meeting, shall issue notice pursuant to Article IX of the date, time, and place of the meeting at least two (2) days preceding the day on which the meeting is to be held. Any Board meeting shall be properly called if each director either has received valid notice of the meeting, is present without objecting, or waives notice of the meeting pursuant to Paragraph below. The notice of any regular or special meeting of the Board need not specify the purpose of the meeting or the actions proposed for the meeting unless these Bylaws so require.

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(c) Waiver of Notice. A director may waive notice before or after the date and time stated in the notice. A waiver shall be equivalent to receipt of notice. A director may waive notice by submitting a written waiver, signed by the director entitled to the notice, to the corporation for inclusion in the minutes or filing with the corporate records. A director may also, by attending or participating in a meeting, waive any required notice of the meeting unless the director, at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.15 Chairman of the Meeting. The Chairman shall serve as the chairman of the meeting of all Board meetings. In the absence of the Chairman, the President or any other person appointed by the Board shall serve as the chairman of the meeting of a Board meeting.

4.16 Compensation. The Board shall fix the amount or salary to be paid to each director for service as a director or for attendance at each meeting of the Board. Salary or payment for service as a director shall not preclude a director from serving the corporation in any other capacity or from receiving compensation for service in that other capacity.

4.17 Liability for Unlawful Distributions.

(a) Director's Liability. A director who votes for or assents to an unlawful distribution made in violation of Section 8.1 is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating Section 8.1 if the director fails to perform the director's duties in compliance with Section 4.3.

(b) Right to Contribution. A director held liable for an unlawful distribution is entitled to contribution:

(1) From every other director who could be held liable for the unlawful distribution; and

(2) From each shareholder for the amount the shareholder accepted knowing the distribution was unlawful.

ARTICLE V

Conflicting Interest Transactions

5.1 Definitions. For purposes of this Article:

(a) "Conflicting interest" means the interest a director has respecting a transaction effected or proposed to be effected by the corporation or any other entity in which the corporation has a controlling interest if:

(1) The director knows at the time the corporation takes action that the director or a related person is a party to the transaction or has a significant beneficial financial interest in or so closely linked to the transaction that a reasonable person would expect the interest to influence the director's judgment if the director were called upon to vote on the transaction; or

(2) The transaction is brought before the Board for action, and the director knows at the time the Board reviews the transaction that any of the following persons is either a party to the transaction or has a significant beneficial financial interest in or so closely linked to the transaction that a reasonable person would expect the interest to influence the director's judgment if the director were called upon to vote on the transaction:

(A) An entity of which the director is a director, general partner, agent, or employee;

(B) An entity that controls, is controlled by, or is under common control with one or more of the entities specified in (A); or

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(C) An individual who is a general partner, principal, or employer of the director.

(d) "Director's conflicting interest transaction" means a transaction effected or proposed to be effected by the corporation or any other entity in which the corporation has a controlling interest respecting which a director of the corporation has a conflicting interest.

(e) "Qualified director" means any director who does not have either:

(1) A conflicting interest respecting the transaction; or

(2) A familial, financial, professional, or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction.

(d) "Qualified shares" means any shares entitled to vote with respect to the director's conflicting interest transaction except shares that, to the knowledge, before the vote, of the Secretary, are beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction or by a related person of the director, or both.

(e) "Related person" of a director means:

(1) A child, grandchild, sibling, parent, or spouse of, or an individual occupying the same household as, the director, or a trust or estate of which any of the above individuals is a substantial beneficiary; or

(2) A trust, estate, incompetent, conservatee, or minor of which the director is a fiduciary.

(f) "Required disclosure" means disclosure by the director who has a conflicting interest of:

(1) The existence and nature of the director's conflicting interest; and

(2) All facts known to the director respecting the subject matter of the transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction.

5.2 Directors' Action.

(a) Majority Vote. Directors' action respecting a director's conflicting interest transaction is effective if the transaction received the affirmative vote of a majority of (but no fewer than two) qualified directors who voted on the transaction after either required disclosure to them or compliance with Paragraph (b) below.

(b) Director's Disclosure. If a director has a conflicting interest respecting a transaction, but neither the director nor a related person of the director is a party to the transaction, and if the director has a duty under law or professional canon, or a duty of confidentiality to another person, which would prevent that director from making the disclosure described in Paragraph 5.1(f), then disclosure is sufficient if the director:

(1) Discloses to the directors voting on the transaction the existence and nature of the director's conflicting interest and informs them of the character and limitations imposed by that duty before their vote on the transaction; and

(2) Plays no part, directly or indirectly in their deliberations or vote.

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(c) Quorum. A majority (but no fewer than two) of the qualified directors constitutes a quorum for purposes of action that comply with this Article. Directors' action that otherwise complies with this Article is not affected by the presence or vote of a director who is not a qualified director.

5.3 Shareholders' Action.

(a) Majority Vote. Shareholders' action respecting a director's conflicting interest transaction is effective if a majority of the votes entitled to be cast by the holders of all qualified shares were cast in favor of the transaction after:

(1) Notice to shareholders describing the director's conflicting interest;
(2) Provision of the information referred to in Paragraph (c) below; and

(3) Required disclosure to the shareholders who voted on the transaction.

(b) Quorum. A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Subject to the provisions of Paragraph (c), shareholders' action that otherwise complies with this section is not affected by the presence or voting of shares that are not qualified shares.

(c) Director's Disclosure. A director who has a conflicting interest respecting the transaction shall, before the shareholders' vote, inform the Secretary of the number, and the identity, of persons holding or controlling the vote of all shares that the director knows are beneficially owned or the voting of which is controlled by the director or by a related person of the director.

ARTICLE VI

Indemnification

6.1 Indemnification Definitions. For purposes of this Article:

(a) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(b) "Director" means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(c) "Expenses" include counsel fees.

(d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(e) "Official capacity" means:

(1) When used with respect to a director, the office of director in the corporation; and

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(2) When used with respect to an individual other than a director, as contemplated in Section 6.6, the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.

"Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

6.2 Indemnification.

(a) Right to Indemnity. Except as provided in Paragraph (d), the corporation shall indemnity an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

(1) The individual acted in good faith; and

(2) The individual reasonably believed:

(A) In the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

(B) In all other cases, that the individual's conduct was at least not opposed to its best interests; and

(3) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

(b) Conduct Concerning Employee Benefit Plans. A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B).

(c) Legal Proceedings. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) Limits on Indemnity. The corporation shall not indemnity a director under this section:

(1) In connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or

(2) In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

(e) Coverage of Reasonable Expenses. Indemnification provided under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

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6.3 Advances for Expenses.

(a) Advances. The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(1) The director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 4.3; and

(2) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

(b) Director's Undertaking. The undertaking required by subparagraph (a)(2) must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment if the Board determines that the risk the advance will not be repaid is reasonable under the circumstances. The provisions of Section 5.2 will apply in making any such determination.

6.4 Determination and Authorization of Indemnification.

(a) Determination of Proper Conduct. The corporation shall not indemnity a director under Section 6.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 6.2.

(b) Board Determination. The determination shall be made:

(1) By the Board by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2) If a quorum cannot be obtained under subparagraph (1), by majority vote of a Committee duly designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(3) By special legal counsel:

(A) Selected by the Board or its Committee in the manner prescribed in subparagraph (1) or (2); or

(B) If a quorum of the Board cannot be obtained under Subparagraph (1) and a Committee cannot be designated under Subparagraph (2), selected by majority vote of the full Board (in which selection directors who are parties may participate); or

(4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(c) Authorization of Indemnification. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph (b)(3) to select counsel.

6.5 Shareholder Authorized Indemnification and Advancement of Expenses. If authorized by the Articles of Incorporation, any Bylaw adopted or ratified by the shareholders, or any resolution adopted or ratified, before or after the event, by the shareholders, the corporation shall have power to make or agree to indemnity a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations in Sections 6.2, 6.3 and 6.4; provided that no such indemnity shall indemnity any director from or on account of.

(a) Acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

(b) Conduct of the director finally adjudged to be in violation of Section 4.17; or

(c) Any transaction with respect to which it is finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

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6.6 Indemnification of Officers, Employees, and Agents. The corporation shall indemnity and advance expenses under Sections 6.2 through 6.5 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director.

6.7 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnity the individual against the same liability under Section 6.2.

6.8 Report to Shareholders. If the corporation indemnifies or advances expenses to a director under Section 6.2, 6.3, or 6.5 in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

ARTICLE VII

Officers

7.1 Officers and Their Duties. The following officers shall be elected annually and shall have the duties enumerated below:

(a) Chairman of the Board. The Chairman shall be a director and shall perform the duties assigned to the Chairman by the Board. The Chairman shall preside at all meetings of the shareholders and at all meetings of the Board. The Chairman may sign deeds, mortgages, bonds, contracts, or other instruments, unless these powers have been expressly delegated by the Board to some other officer or agent of the corporation or are otherwise required by law to be signed or executed by some other officer or in some other manner. If the President dies or becomes unable to act, the Chairman shall perform the duties of the President, except as may be limited by resolution of the Board.

(b) President.

(1) The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board. The President shall supervise and control the assets, business, and affairs of the corporation. If no Chairman has been elected, the President shall be a director. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, unless these powers have been expressly delegated by the Board to some other officer or agent of the corporation. The President shall vote shares in other corporations which are owned by the corporation, unless the Board prescribes otherwise. The President shall perform all duties incident to the office of president and any other duties which the Board may prescribe.

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(2) The President may appoint one or more Assistant Secretaries and Assistant Treasurers, as the President deems necessary.

(c) Vice Presidents. The Board may designate one or more Vice Presidents or other officers and assistant officers as the Board determines is necessary or advisable, or the Board may delegate that power to the President. The Vice Presidents shall have the powers and perform the duties accorded to them by the Board, the Articles, the Bylaws, or delegated to them by the Chairman or the President. If no Chairman has been elected, in the absence or disability of the President, the Vice President designated by the Board shall perform the duties of the President. When so acting, the designated Vice President shall have all the powers of, and be subject to the same restrictions as is the President. However, a Vice President may not preside as the chairman of a Board meeting unless that Vice President is also a director.

(d) Secretary.

(1) The Secretary shall:

(A) Prepare the minutes of meetings of the directors and of the shareholders, keep the minutes in one or more books provided for that purpose, and be responsible for authenticating the records of the corporation;

(B) Ensure that all notices are given in accordance with the provisions of Sections 3.6, 4.14 and Article IX of these Bylaws and as required by law;

(C) Serve as custodian of the corporate records and the corporate seal, and ensure that the seal is affixed to all documents requiring the corporation's seal, provided that the document has been duly authorized for execution;

(D) Keep a register of the address of each shareholder, director, and officer;

(E) Sign certificates representing the authorized shares of the corporation;

(F) Maintain the stock transfer books of the corporation pursuant to the provisions of Section 2.7;

(G) Appoint a registrar or transfer agent to oversee the stock transfer books;

(H) When required by law or resolution of the Board, sign the corporation's deeds, mortgages, bonds, contracts, or other instruments; and

(I) Perform all other duties incident to the office of Secretary or assigned by the President or the Board.

(2) In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

(e) Treasurer.

(1) The Treasurer shall:

(A) Take custody of and account for all funds and securities held by the corporation;

(B) Receive and give receipts for sums due to the corporation, and deposit those sums in the name of the corporation in banks, trust companies, or other depositories which the Board may select in accordance with the provisions of these Bylaws; and

(C) Perform all other duties incident to the office of treasurer or assigned to the Treasurer by the President or the Board.

(2) In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

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(f) Additional Duties; Other Officers and Agents. The Board may assign any officer any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint assistant officers or agents and to prescribe the terms of office, authorities, and duties of such assistant officers or agents.

(g) Authority to Enter Contracts and to Issue Checks and Drafts. The Board may authorize any officer or agent of the corporation to enter into contracts or to execute and deliver instruments in the name of and on behalf of the corporation. The Board may grant either general or limited authority to its officers and agents to make contracts or execute instruments. The Board shall authorize certain officers or agents of the corporation to sign the corporation's checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation.

7.2 Qualifications. None of the officers is required to be a director, except as specified in Section 7.1. The same person may hold two or more corporate offices, except that one person may not hold the offices of President and Secretary at the same time.

7.3 Standards of Conduct for Officers.

(a) Due Care and Loyalty. An officer with discretionary authority shall discharge the officer's duties under that authority:

(1) In good faith;

(2) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

(3) In a manner the officer reasonably believes to be in the best interests of the corporation.

(b) Right to Rely on Experts. In performing the officer's duties, the officer may rely on information, opinions, reports, or statements, including financial statements and other financial data prepared or presented by:

(1) One or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or

(2) Legal counsel, public accountants, or other persons concerning matters the officer reasonably believes to be within their professional or expert competence.

(c) Failure to Act in Good Faith. An officer fails to act in good faith if the officer relies on information provided by the above persons even though the officer has knowledge that makes reliance on the information unwarranted.

7.4 Bonds. The Board may require any officer to post a bond to ensure that the officer faithfully performs the duties of the office, and that in case of the death, resignation, retirement or removal of the officer, the officer returns all books, papers, vouchers, money and other property in the officer's possession or under the officer's control which belongs to the corporation. The bond shall be in the amount and with any sureties required by the Board.

7.5 Delegation. The Board may delegate the powers and duties of an officer who is absent or unable to act to any officer, director, or other person.

7.6 Election and Term of Office. The Board shall elect the officers at the annual Board meeting. If the Board fails to elect the officers at that meeting, it shall convene a meeting to elect the officers as soon thereafter as possible. Each officer shall hold office for a one!year term until the next succeeding annual Board meeting, or until the officer's successor is elected and qualified, unless the officer dies, resigns, or is removed.

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7.7 Vacancies. The Board may fill a vacancy in any office created because of the death, resignation, removal, or disqualification of an officer, because of the creation of a new office, or for any other cause.

7.8 Resignation. An officer may resign at any time by delivering written notice to the Chairman, the President, any Vice President, the Secretary, or to each member of the Board. An officer's resignation shall take effect at the time specified in the notice or, if the time is not specified, when the notice is delivered. The corporation need not accept a resignation for the resignation to be effective. A resignation shall not affect the rights of the corporation under any contract with the resigning officer.

7.9 Removal. The Board may remove an officer or agent of the corporation, with or without cause, if the Board finds that the best interests of the corporation would be served by removing that officer or agent. The corporation's action to remove the officer or agent shall not affect the officer's contract rights against the corporation. Any officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

7.10 Compensation. The Board shall set the compensation for the officers and the other agents and employees of the corporation. The Board may delegate the authority to set the compensation of the officers, agents, and employees to the President. No officer may be prevented from receiving compensation as an officer solely because the officer is also a director of the corporation.

ARTICLE VIII

Dividends and Distributions

8.1 Distributions. The Board may authorize and the corporation may make distributions of cash or other property in the form of a dividend or the purchase, redemption, or other acquisition of the corporation's shares, unless after making the distribution:

(a) The corporation would be unable to pay its debts as they become due in the usual course of business; or

(b) The corporation's total assets would be less than the sum of its total liabilities plus the amount needed, if the corporation were dissolved at the time of distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to the shareholders who receive the distribution.

8.2 Measure of Effect of Distribution. For purposes of determining whether a distribution may be authorized by the Board of Directors and paid by the corporation under Section 8.1, the effect of distribution shall be measured as follows:

(a) In the case of a distribution of indebtedness which requires the corporation to make principal and interest payments only if those payments would qualify as an allowable distribution under Section 8.1, each payment of principal and interest must qualify as a separate distribution, the effect of which shall be measured on the date the payment is actually made.

(b) In the case of a distribution made through the purchase, redemption, or other acquisition of the corporation's shares, the effect of the distribution shall be measured as of the earlier of.

(1) The date on which any money or other property is transferred to the shareholders;

(2) The date on which any debt is incurred by the corporation; or

           (3) The date on which the shareholder ceases to be a shareholder with respect to the acquired shares.

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(c) In the case of a distribution of indebtedness other than that described in Paragraph (a) above, the effect of the distribution shall be measured as of the date the indebtedness is distributed.

(d) In any other case, the effect of the distribution shall be measured either:

(1) As of the date on which the distribution is authorized, if the corporation paid the distribution within one hundred twenty (120) days after the date of authorization; or

(2) As of the date of payment if such date occurs more than one hundred twenty (120) days after the date of authorization.

8.3 Share Dividends.

(a) Issuance to All Shareholders. The corporation may issue a share dividend by issuing shares pro rata and without consideration to all shareholders or to the shareholders of one or more classes or series.

(b) Issuance to Class of Shareholders. Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless:

(1) The Articles so authorize;

(2) A majority of the votes entitled to be cast by the class or series to be issued approve the issue; or

(3) There are no outstanding shares of the class or series to be issued.

8.4 Closure of the Stock Transfer Books. The Board may close the stock transfer books for a period of not more than seventy (70) days for the purpose of making a distribution.

8.5 Reserves. The corporation may, before making any distribution, set aside certain amounts to serve as a reserve fund to meet contingencies, or for any other purpose. Any funds not distributed by the corporation at the end of any fiscal year shall be deemed to have been thus set aside as a reserve until the Board otherwise disposes of the funds.

ARTICLE IX

Notices

9.1 Method of Notice.

(a) General. In general, notices called for under these Bylaws shall be given in writing.

(b) Methods of Communication. Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication.

(c) Effective Date of Notice to Shareholder. Written notice to a shareholder, if in a comprehensible form, is effective when mailed, if mailed with first!class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. The Secretary may send notices to a shareholder by delivering or mailing the notice to the shareholder's most recent address on file. Any notice sent to that address shall be deemed sufficient if the shareholder fails to furnish a current address to the Secretary.

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(d) Notice to the Corporation. Written notice to the corporation may be addressed to its registered agent at its registered office or to the corporation at the address of its principal office as shown in the most recent annual report.

(e) Effective Date of Notice to Other Parties. Except as provided above, written notice to other parties shall be effective at the earliest of:

(1) The time of receipt;

(2) The date shown on the return receipt if sent by registered mail; or

(3) Five (5) days after the notice was deposited in the U. S. first class mail, postage prepaid.

9.2 Oral Notice. The persons convening any meeting of the Board or a Committee may give oral notice of the meeting, which may be communicated in person or by telephone, wire, or wireless communication. Oral notice is effective when communicated if the notice is communicated in a comprehensible manner. Oral notice may be communicated either to the director or to a person who the person giving the notice has reason to believe will promptly communicate the notice to the director.

9.3 Waiver of Notice. A shareholder or director may waive notice of any meeting by submitting a written signed waiver of notice either before or after the time for holding the meeting, or by attending the meeting in person or by proxy without objecting to a lack of notice.

ARTICLE X

Corporate Records

10.1 Maintenance of Corporate Records. The corporation shall keep the corporation's minute books and all other official records of all meetings at its registered office or principal place of business. The corporation shall keep all minutes and records in written form, or in a form which may be easily converted to written form. The corporation shall maintain in its records the following items:

(a) The Articles or restated Articles and all amendments to the Articles;

(b) The current Bylaws or restated Bylaws and all amendments to the Bylaws;

(c) The minutes of all shareholders', Board and Committee meetings and records of all actions taken by the shareholders, the Board, or a Committee without a meeting;

(d) All financial statements for the past three (3) years;

(e) All written communications made to the shareholders within the last three (3) years;

(f) A register of names and business addresses of each shareholder, director and officer;

(g) The last three (3) annual reports; and

(h) The stock transfer books of the corporation, as described in Section 2.7.

10.2 Shareholder's Right to Inspect and Copy Records.

(a) Inspection of Corporate Records. A shareholder may inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation described in Section 10.1 if the shareholder gives the corporation written notice of the shareholder's demand at least (5) five business days before the date on which the shareholder wishes to inspect and copy the records.

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(b) Inspection of Accounting and Shareholders' Records. A shareholder may also inspect and copy the accounting records of the corporation and the record of shareholders during regular business hours at a reasonable location specified by the corporation, if the shareholder gives the corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy the records and:

(1) The shareholder's demand is made in good faith and for a proper purpose;

(2) The shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; and

(3) The records are directly connected with the shareholder's purpose.

10.3 Scope of Inspection Right.

(a) Shareholder's Agent. A shareholder's agent or attorney has the same inspection and copying rights as the shareholder.

(b) Copies. A shareholder may obtain copies of the corporation's records made by photographic, xerographic, or other reasonable means, including copies in electronic or other nonwritten form if the shareholder so requests.

(c) Charge for Copying. The corporation may charge the shareholder for the reasonable costs of labor and materials used to produce copies of any records provided to the shareholder. The charges may not exceed the estimated cost of producing or reproducing the records.

(d) Record of Shareholders. The corporation may comply with a shareholder's demand to inspect the record of shareholders by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder's demand.

10.4 Annual Report. The corporation shall prepare and file an annual report in the required form with the Secretary of State of Nevada. The corporation shall ensure that the information in the annual report is current as of the date the corporation executes the annual report.

ARTICLE XI

Financial Matters

11.1 Books and Records of Account. The corporation shall maintain correct and complete books, financial statements, and records of account. The corporation shall keep its books and records of account and prepare its financial statements in accordance with generally accepted accounting principles, which shall be applied on a consistent basis from period to period. The books, records of account, and financial statements shall be in written form or in any other form capable of being converted into written form within a reasonable time.

11.2 Balance Sheet and Income Statement.

(a) Annual Balance Sheet and Income Statement. The corporation shall prepare annually (1) a balance statement showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year and (2) an income statement showing the results of the corporation's operations during its fiscal year. The corporation shall prepare these statements not later than four (4) months after the close of each fiscal year, and in any case before the annual shareholders' meeting. These statements shall be prepared in accordance with generally accepted accounting principles which shall be applied on a consistent basis from period to period. The President, or the person who prepared the financial statements, shall prepare a certificate to accompany the annual financial reports attesting to the fact that the preparer used generally accepted accounting principles in preparing the financial statements, and describing any respects in which the statements were prepared on a basis of accounting which was not consistent with statements prepared for the preceding year.

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(b) Copies to Shareholders. The corporation shall mail promptly, upon written request, a copy of the most recent balance sheet and income statement to any shareholder. The corporation shall also furnish, upon written request, a statement of the sources and applications of the corporation's funds and a statement of any changes in the shareholders' equity for the most recent fiscal year, if such statements have been prepared for other purposes.

11.3 Deposits. The officers shall cause all funds of the corporation not otherwise employed to be deposited to the credit of the corporation in such banks, trust companies, or other depositories as the Treasurer may select.

11.4 Loans. The corporation may not borrow money or issue evidences of indebtedness unless the Board authorizes the action. The corporation shall make no loans which are secured by its own shares, except for indebtedness representing the unpaid purchase price of the corporation's shares.

11.5 Fiscal Year. The corporation shall use a calendar year fiscal year unless the Board expressly determines otherwise.

ARTICLE XII

Amendment of Articles and Bylaws

12.1 Amendment of Articles.

(a) By the Board. The Board may, by majority vote and without shareholder action, amend the Articles:

(1) To delete the names and addresses of the initial directors, the initial registered agent, and the registered office of the corporation;

(2) To change the corporate name;

(3) To change the number of authorized shares to effectuate a stock split or stock dividend to be paid in the corporation's shares if, at the time of the amendment, the corporation has only one class of shares outstanding; or

(4) To make any other changes expressly permitted by law to be made without shareholder action.

(b) By the Board and Shareholders. The Board may submit to the shareholders for approval one or more proposed amendments to the Articles. Following notice to all shareholders of a shareholders' meeting in accordance with the provisions of Paragraph 3.6(c) and Article IX, the shareholders may adopt the proposed amendment if two!thirds (2/3) of the votes in each voting group entitled to vote on each amendment approve.

12.2 Amendment of Bylaws by the Shareholders. The shareholders may amend, alter, or repeal the Bylaws at any meeting of the shareholders, or by unanimous written consent. The shareholders may amend the Bylaws at a special shareholders' meeting only if a copy of the proposed amendments accompanies the notice of the meeting.

12.3 Amendment of Bylaws by the Board. The Board may amend, alter, or repeal the Bylaws by vote of a majority of the Board at any meeting of the Board, or by unanimous written consent of the Board. The Bylaws may be amended at a special meeting of the Board only if notice of the proposed amendment was contained in the notice of the meeting. The shareholders may repeal, by majority vote, any amendment to or alteration of the Bylaws adopted by the Board.

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ARTICLE XIII

Corporate Seal

The Board of Directors may adopt a corporate seal in a form and with an inscription to be determined by the Board. The seal shall be in the form of a circle and shall contain the name of the corporation and the year of incorporation. The application of or failure to apply the seal to any document or instrument shall not affect the validity of the document or instrument.

ARTICLE XIV

Miscellany

14.1 Inspector of Elections. Before any annual meeting of shareholders, the Board may appoint an inspector of elections. If the Board does not appoint an inspector of elections, then the chairman of the meeting may appoint an inspector of elections to act at the meeting. If the person appointed as inspector of elections fails to act, the chairman of the meeting may appoint a person to act in the place of the appointed inspector of elections. The chairman of the meeting shall appoint an inspector of elections if requested to do so by any shareholder or shareholder's proxy.

14.2 Duties of Inspector of Elections. The inspector of elections shall:

(a) Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, whether a quorum is present, and, with the advice of legal counsel to the corporation, the authenticity, validity, and effect of proxies;

(b) Receive votes, ballots, or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine the result of any vote; and

(f) Do any other acts that may be necessary to conduct the election or vote with fairness to all shareholders.

14.3 Rules of Order.

(a) Robert's Rules Govern. The rules contained in the most recent edition of Robert's Rules of Order, Revised, shall govern all meetings of shareholders and directors where those rules do not conflict with the Articles or the Bylaws.

(b) Chairman of Meeting. The chairman of the meeting shall have absolute authority over matters of procedure. There shall be no appeal from a procedural ruling by the chairman of the meeting. The chairman of the meeting may dispense with the rules of parliamentary procedure for any meeting or any part of a meeting. The chairman shall clearly state the rules under which any meeting or part of a meeting will be conducted.

(c) Adjournment Due to Disorder. If disorder should arise which prevents continuation of the legitimate business of any meeting, the chairman of the meeting may adjourn the meeting. Any meeting so adjourned may be reconvened in accordance with Sections 3.3 and 4. 1 0 of these Bylaws.

(d) Removal of Persons Not Shareholders. The chairman may require anyone who is not a bona fide shareholder of record or the proxy of a shareholder of record to leave any shareholders' meeting.

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(e) Matters the Proper Subject of Action. The shareholders may consider and vote on a resolution or motion at a shareholders' meeting only if:

(1) The resolution or motion was proposed by a shareholder or the duly authorized proxy of a shareholder; and

(2) The resolution or motion was seconded by an individual who is a shareholder or the duly authorized proxy of a shareholder other than the person who proposed the resolution or motion.

14.4 Number and Gender. When required by the context:

(a) The word "it" will include the plural and the word "its" will include the singular;

(b) The masculine will include the feminine gender and the neuter, and vice versa; and

(c) The word "person" will include corporation, firm, partnership or any other form of association.

14.5 Severability. If any provision of these Bylaws or any application of any provision is found to be unenforceable, the remainder of the Bylaws shall be unaffected. If the provision is found to be unenforceable when applied to particular persons or circumstances, the application of the provision to other persons or circumstances shall be unaffected.

ARTICLE XV

Authentication

The foregoing Bylaws were read, approved, and duly adopted by the Board on the 26th day of March, 2009. The President was empowered to authenticate these Bylaws by their signatures below.

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EXHIBIT 10.4

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PATENT LICENSE AGREEMENT

This license Agreement (Agreement) dated as of June 1, 2009 (the Effective Date) is made between Stephen Key Design, LLC (“SKD”), having a mailing address of 2111 Geer Road, Suite 211, Turlock, California 95382 and AquaBlue International, Inc. (Licensee), having a mailing address of 1 Hershey Drive, P.O. Box 2100, Smith’s Falls, Ontario, Canada, KTA 4T8. SKD and Licensee shall be collectively referred to herein as “the parties.”

On the terms and conditions of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, SKD and Licensee hereby agree as follows:

1.	INTRODUCTION

SKD is the owner of certain proprietary rights to inventions as described in Appendix A. SKD desires to license certain rights in the invention to Licensee on an exclusive basis, subject to certain restrictions, which are more fully set forth herein.

2.	DEFINITIONS

2.01
“Licensed Technology” means all United States patent applications and issued patents covering any invention relating to any an all continuations, continuations-in-part, amendments, divisions, reissues, and re-examinations of such applications or based thereon and equivalents thereof and any and all modifications or improvements thereof hereafter obtained, developed, conceived or reduced to practice by SKD during the term of this Agreement relating to Licensed Products, and any and all unpatented knowledge, technology, know-how and technical information owned by SKD and related to any of the foregoing including, without limitation, those listed in Appendix A.

2.02
“Licensed Product” means any product made, in whole or in part, marketed sold, or distributed by Licensee in any  and all channels of distribution with use of the Licensed Technology including, without limitation, spin labels for carbonated and non carbonated beverage containers as well as spin labels for bottled water containers.

2.03	“Territory” means worldwide
2.04
“net Sales Revenue” means the actual invoiced receipts (sales quantity multiplied by Licensee’s selling price) from customers for Licensed Products sold and payment therefore received by Licensee, less Allowable Deductions. Net Sales Revenues do not include charges for transportation of Licensed Products or sales taxes, or any applicable goods and services tax or other value added or similar tax.

2.05	“Allowable Deductions” means:
(i)	customer returns,

(ii)	customer bill-backs or adjustments
(iii)	defective goods

(iv)	third party commissions
(v)	cash discounts or

(vi)	volume discounts (i.e. a lower initial selling price given solely in exchange for the purchase of Licensed Products over a specified volume level).

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3.	GRANT OF RIGHTS

(i)
SKD grants to Licensee an exclusive license to manufacture and have manufactured, to market and have marketed, to sell and have sold, and to distribute the Licensed Technology and any Licensed Product in the Territory, with right of assignment or sublicense to a third party upon written approval of SKD, which approval shall not be unreasonably withheld. The exclusive rights are limited based on prior commitments and contracts that SKD has entered into; therefore certain other parties will have rights to use the Licensed Technology on similar Licensed Products as does the Licensee. The additional parties previously granted rights to use the Licensed Technology are limited exclusively to those detailed in Appendix B.

(ii)	SKD retains the right to approve clients of the Licensed Products, which approval shall not be unreasonably withheld.

4.	TERM

The Term of this Agreement shall commence upon the Effective Date and shall terminate December 31, 2014 (five years and seven months from the Effective Date). Contract may be extended on a year to year basis based on Licensee meeting or exceeding the prior year minimum guarantee.

5.	ROYALTIES / GUARANTEES / PAYMENTS

(i)
Licensee agrees to pay SKD a Royalty of five (5%) percent of Net Sales Revenue on all Licensed Product it manufactures, sells and distributes. Licensee agrees to pay this royalty on all Licensed Products sold in the Territory, including those sold where patent protection does not exist.

(ii)	Licensee agrees to pay SKD a royalty of fifty (50%) percent of all revenue generated from sublicenses.

(iii)	Licensee agrees to pay SKD ten (10%) percent of all revenue generated by the sale of advertising, sponsorships, games, and promotions to be used on the Licensed Product.
(iv)	Licensee agrees to pay SKD minimum guarantee each year of the contract period as follows:

June 1, 2009	$50,000
Year 1	$100,000
Year 2	$150,000
Year 3	$200,000
Year 4	$250,000
Year 5	$350,000

Payment of the Year 1 guarantee will take place no later than January 31, 2010. Following year guarantees shall be payable in four quarterly installments. All guarantees are recoupable against royalties earned during the year.
(v)	Royalties are due and payable within 30 days of the end of each quarter.
(vi)	All payments to be made in U.S. Dollars.

6.	BUYOUT
The parties understand and agree that the Licensed Product may draw the interest of a major leader in the beverage industry. In the event that such a company is interested in a buyout of the Licensed Technology, Licensee shall be entitled to 25% of revenue generated by the sale of the Licensed Technology.

7.	VENDOR APPROVAL

SKD and Licensee will jointly develop and approved vendor list which is not limited to, but may include label suppliers, adhesive manufacturers and equipment suppliers. SKD has final approval on all vendors. Any contracts entered into b y Licensee and sub licensees must specify that only approved vendors may be used for the Licensed Technology.

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8.	MEDIA APPROVAL

Licensee may use press releases, promotional announcements, advertising, media blasts and other media strategies to announce this Agreement or to advertise Licensed products. SKD reserves the right to approve any and all such media prior to its distribution; such approval shall not be unreasonably withheld.

9.	AUDIT
Licensee shall keep accurate books of account and records covering all transactions relating to the license granted in this Agreement. SKD or its duly authorized representatives shall have the right, upon five days prior written notice and during normal business hours, to inspect and audit Licensee’s records relating to the Licensed Products and Licensed Technology Licensed under this Agreement. SKD shall bear the cost of such inspection and audit, unless the results indicate an underpayment greater than Ten Thousand Dollars ($10,000) for any quarterly period. In that case, Licensee shall promptly reimburse SKD for all costs of the audit along with the amount due with interest on such sums.

10.	SKD WARRANTIES.

SKD represents and warrants that:
(i)
it has the power and authority to enter into this Agreement and has no knowledge as to any third party claims regarding the proprietary rights in the Licensed Products or Licensed Technology which would interfere with the rights granted under this Agreement;

(ii)	It has the right to license any and all rights to the Licensed Technology and the Licensed Products under this Agreement;

(iii)
It is the owner of all right, title and interest in and to the Licensed Technology and it will take all appropriate steps to maintain such rights granted to Licensee hereunder, and it has not made and will not make any commitments to others inconsistent with such rights;

(iv)	It is granting the rights licensed to Licensee hereunder, free and clear of any liens or encumbrances;

(v)
As of the date of this Agreement, it has not received any notice from a third party claiming any ownership interest in any of the rights licensed hereunder nor has it received any notice from a third party claiming that the use of such rights infringes the rights of others; and

(vi)	As of the date of this Agreement, no reissue, reexamination, interference, opposition or equivalent proceeding has been commenced with respect to any of the Licensed Technology.

11.	INDEMNIFICATION BY SKD

SKD shall indemnify, defend and hold harmless Licensee from any damages and liabilities (including reasonable attorneys’ fees and costs) arising from (a) any breach of SKD’s representations, warranties and covenants unless this Agreement and (b) any claim that the Licensed Technology infringes the patent or intellectual property rights of any third party.

12.	LICENSEE WARRANTIES

(i)
Licensee represents and warrants that it will use its reasonable commercial efforts to manufacture, market, sell, and distribute the Licensed Product and that its manufacture, marketing, sale and distribution of the Licensed Product shall be in conformance with all applicable laws and regulations.

(ii)
Licensee further represents and warrants that all labeled and bottled beverages manufactured by either Licensee or any sublicense will meet applicable government regulations and quality assurance standards. Licensee shall maintain at all times suitable product liability insurance covering all labeled beverage bottles manufactured and sold by Licensee hereunder in an amount of not less than $10,000,000 per occurrence, naming SKD as an additional insured party. Licensee shall provide SKD with copies of certificates evidencing the foregoing insurance coverage.

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13.	INDEMNIFICATION BY LICENSEE.

Licensee shall indemnify, defend and hold harmless SKD from any damages and liabilities (including reasonable attorneys’ fees and costs) arising from (a) any breach of Licensee’s representations, warranties and covenants under this Agreement, and 9b) any claims arising out of Licensee’s advertising or marketing of the Licensed Technology or the Licensed Products, except to the extent based on information provided to Licensee by SKD.

14.	OWNERSHIP/INFRINGEMENT AGAINSTS THIRD PARTIES

(i)
The Licensed Technology as well as any Improvements (including improvements made, developed, or conceived of by the Licensee after the Effective Date) and all intellectual property rights relating to the Licensed Technology shall be owned and shall be the exclusive property of SKD.

(ii)
Licensee agrees to notify SKD of any improvements or possible patent filings related to the Licensed Technology. SKD will have the right to file for patent protection on any Improvements or Intellectual Property developed; Licensee will pay for all costs associated with such actions. Licensee will have rights to use any Improvements, patents, or patents pending for the duration of the contract.

(iii)
In the event that either party learns of limitations or infringements of the Licensed Technology or the Licensed Products, the party shall promptly notify the other party in writing of the infringements or limitations. SKD shall have the right to commence lawsuits against third persons arising from infringement of the Licensed Technology or the Licensed Products. In the event that SKD does not commence a lawsuit against an alleged infringer within sixty days of notification by Licensee, Licensee may commence a lawsuit against the third party. Before filing suit, Licensee shall obtain the written consent of SKD to do so and such consent shall not be unreasonably withheld. SKD will cooperate fully and in good faith with Licensee for the purpose of securing and preserving Licensee’s rights to the Licensed Technology and the Licensed Products. Any recovery (including, but not limited to a judgment, settlement or licensing agreement included as resolution of an infringement dispute) shall be divided equally between the parties after deduction and payment of reasonable attorney’s fees to the party bringing the lawsuit.

15.	CONFIDENTIALITY

The parties acknowledge that each party may be furnished or have access to confidential information that relates to each other’s business (the “Confidential Information”). In the event that Confidential information is in written form, the disclosing party shall label or stamp the materials with the word :Confidential” or some similar warning. In the event that Confidential Information is transmitted orally, the disclosing party shall promptly provide a writing indicating that such oral communication constitutes Confidential Information. The parties agree to maintain the Confidential Information in strictest confidence for the sole and exclusive benefit of the other party and to restrict access to such Confidential Information to persons bound by this Agreement, only on a need-to-know basis. Neither party, without prior written approval of the other, shall use or otherwise disclose to others, or permit the use by others of , the Confidential Information.

16.	SKD’S RIGHT TO TERMINATE

SKD shall have the right to terminate this Agreement, upon thirty (30) days prior written notice to Licensee to cure, for the following reasons:
(a)
Licensee fails to pay Royalties when due or fails to accurately report Net Sales Revenue, under this Agreement or fails to comply with any other material obligation of Licensee set forth in this Agreement, and such failure is not cured within thirty days after written notice from SKD; or

(b)	Licensee fails to maintain confidentiality regarding SKD’s Confidential Information.

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17.	EFFECT OF TERMINATION

Promptly after termination of this Agreement, all Royalty obligations as established in the Payments Section shall immediately become due. Promptly after the termination of this Agreement, all rights granted to Licensee under this Agreement shall terminate and revert to SKD, and Licensee will refrain from further marketing, manufacturing, distribution, or use of any Licensed Technology or Licensed Product.

18.	SURVIVAL

The obligations of Section 7, 8, 9, 12, 13, 15, and 16 through and including 25 shall survive any termination of this Agreement.

19.	DISPUTE RESOLUTION

If a dispute arises and cannot be resolved by the parties, either party may make a written demand for formal resolution of the dispute. The written request will specify the scope of the dispute. Within 30 days after such written notice, the parties agree to meet, for one day, with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within 30 days of the one-day mediation, either side may start litigation proceedings.

20.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed in accordance with the laws of the State of California.

21.	WAIVER

The failure to exercise any right provided in this Agreement shall not be a waiver of prior or subsequent rights.

22.	SEVERABILITY

If any provision of this Agreement is invalid under applicable statute or rule of law, it is to be considered omitted and the remaining provision of this Agreement shall in no way be affected.

23.	ENTIRE UNDERSTADING

This Agreement expresses the complete understanding of the parties and supersedes all prior representations, agreements and understandings, whether written or oral. This Agreement may no t be altered expect by a written document signed by both parties.

24.	ATTCHMENTS AND EXHIBITS

The parties agree and acknowledge that all attachments, exhibits and schedules referred to in this Agreement are incorporated in this Agreement by reference.

25.	NOTICES

Any notice or communication required or permitted to be given under this Agreement shall be sufficiently given when received by certified mail, or sent by facsimile transmission or overnight courier or, with evidence of receipt, sent by electronic mail.

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26.	NO JOINT VENTURE OR AGENCY

Nothing contained in this Agreement shall be construed to place the parties in the relationship of agent, employee, franchisee, officer, partners or joint ventures. Neither party may create or assume any obligation on behalf of the other .

27.	ASSIGNABILITY

This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other party, which consent shall not be unreasonably withheld.

Each party has signed this Agreement through its authorized representative. Each party, having read this Agreement, indicates its consent to the terms and conditions by its signature below.

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APPENDIX A

“Rotating Label system and method”
U.S. Patent Nos. 6,086,697, 6,402,872 and 7,087,298 to Key

“Roll-fed method for constructing a rotatable label system”
U.S. Patent Nos. 6,237,269, 6,631,578 and 7,172,668 to Key

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APPENDIX B

1.	Dr. Brian Kaplan – Worldwide rights to liquid pharmaceutical products.

2.	CCL label – U.S. rights to pressure sensitive forms of rotating labels

3.	ABC Beverage – U.S. rights to beverage products manufactured under license from Disney Consumer Products, Inc.

4.	First Fruits and Beverage Company – U.S. rights to carbonated and non – carbonated beverages and bottled water

5.	Third Generation – U.S. rights to carbonated and non-carbonated beverages, excluding water.

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Exhibit C

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Spinformation ®

Spinformation® is a licensing company specializing in rotating label technology with specific regard to the packaged goods industry. The rotating label adds 75% more labeling space to a container.

The rotating label is offered in a variety of label technologies such as Pressure Sensitive (PS), Cut & Stack, Roll Fed, Shrink Sleeve and Stretch Sleeve.

Founded in 1998, parent company Stephen Key Design, LLC has patent rights to the rotating label technology from founder and CEO, Stephen Key. The Spinformation® patent portfolio includes 12 United States Patents for the rotating label technology.

Spinformation's® mission is to successfully provide our clients with an innovative label technology that empowers both the company and product by increasing effective labeling space, and thus engages the consumer to interact with the package.

Intellectual Property

The unique technology of Spinformation® has been granted 12 United States Patents.

These patents cover every aspect of the labeling industry from Pressure Sensitive,  Roll Fed, Cut & Stack, Shrink and Stretch Sleeve Labels.

5,809,674
5,884,421
6,086,697
6,129,802
6,212,803
6,237,269
6,385,878
6,402,872
6,631,578
6,649,007
7,087,298
7,172,668

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Exhibit 10.5

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OFFER TO PURCHASE

TO:           HERSHEY CANADA INC.
c/o Jeffrey S. Edleman
The Hershey Company
100 Crystal A Drive
Hershey, PA 17033-0810
USA

1.
OFFER TO PURCHASE. The undersigned, Aquablue International, Inc. (the “ Purchaser ”) hereby offers to purchase from Hershey Canada, Inc. (the “ Vendor ”), upon and subject to the terms and conditions hereinafter set forth, the following:

1.1 the property comprising approximately 39.6 acres known municipally as 1 Hershey Drive, Smith Falls, Ontario, legally described as set out in Schedule “A” (herinafter referred to as the “ Property ”), AND

1.2 the assets described in the list submitted by Mr. Jeff Edleman from Hershey to Mr. Dan Villeneuive from Aquablue International on March 4, 2009 as set out in Schedule A-1 (herinafter described as the “ Assets ”), excluding those assets to be described and provided, no later than 5:00pm,. Toronto time, on the 9 th of March 2009, to the Purchaser by the Vendor in a list of assets which do not form part of this Offer, as set out in Schedule A-2 (the “ Excluded Assets ”). Notwithstanding the foregoing, the Parties recognize that many assets are physically at the Property and not included in the Assets, and a few assets included in the Assets may have been removed from the Property. Therefore, the definition of the personal property to be sold is all of the Vendor-owned asset physically at the Property, except for those noted as Excluded Assets.

2.	PURCHASE PRICE. The purchase price (the “ Purchase Price ”) for the Property shall be the sum of Nine Million Dollars ($9,000,000 CAN) with the Purchase Price being allocated as follows:

2.1 Four Million, Five Hundred Thousand Dollars ($4,500,000) to the Property and Four Million, Five Hundred Thousand Dollars ($4,500,000) to the Assets, payable at closing, by certified cheque or bank draft to the Vendor, subject to the adjustments contained in this Agreement, shall be paid by certified cheque at Closing to the Vendor or as the Vendor may otherwise direct.

3.
CLOSING. The transaction contemplated hereunder shall be completed on march 27, 2009, or a date to be mutually agreed upon by the parties (hereinafter referred to as the “ Closing ”). The Vendor and the Purchaser covenant and agree to cause their respective solicitors to enter into a document registration agreement (the “DRA”) to govern the electronic submission for the transfer/deed for the Property to the applicable Land Registry Office. The DRA shall outline or establish the procedures and timing for completing all registrations electronically and provide for all closing documents an closing funds to be held in escrow pending the submission of the transfer/deed to the Land Registry Office an its acceptance by virtue of being assigned a registration number. The DRA shall also provide that if there is a problem with the Teraview electronic registration system which does not allow the parties to electronically register all registration documents on Closing, the closing Date shall be deemed to be extended until the next day when the said system is accessible and operating for the applicable Land Registry Office applicable to the Property.

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4.	BROKERAGE FEE

Brokerage Fees with respect to the sale of the Property shall be paid by CB Richard Ellis and shall be the sole responsibility of the Vendor.

5.	CONDITIONS

5.1 Within five (5) business days of acceptance of this agreement the Vendor shall, at its sole expense, furnish the Purchaser with:

5.1.1 the Transfer/Deed of Land, and legal description of the Property;

5.1.2 a plan of survey relating to the Property which the Vendor may have in its possession or control;

5.1.3 copies of any, equipment leases, service and maintenance contracts, and any other contracts or agreements relating to the Property that cannot be cancelled within thirty (30) days (the “Contracts”);

5.1.4 copies of any plans and specifications of the Building and any architectural, engineering or other similar reports with respect to the Property which are in the Vendor’s possession or control; copies of all permits, consents and authorizations (including, without limitation, occupancy permits) relating to the ownership, use or occupancy of the Property which are in the Vendor’s possession or control;

5.1.5 copies of any studies, reports, certificates or permits relating to matters concerning the Property including without limitation, those in relation the environmental condition of the Property, contamination of land, disposal of contamination material and installation or removal of tanks (aboveground or underground), which the Vendor may have in its possession or control;

5.1.6 copies of any agreements, designations, classifications or other documents regarding the historical, cultural or heritage status of the Property (or any building or improvement  forming part thereof, if any which the Vendor may have in its possession or control;

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5.1.7 copies of previously-issued work orders, notices of deficiency, notices of violation or other similar notices issued by or on behalf of a governmental authority of which Vendor is aware, and if same exist or existed, remediation and compliance documentation related thereto.

5.1.8 copies of all tax bills including but not limited to property, personal rental taxes and special assessments, MPAC assessments.

All of the documentation referred to in this Section 5.1 is collectively referred to as the “Verification Documentation”.

The Purchaser in its sole, unreviewable and unfettered discretion and its agents shall be permitted, at any time an from time to time after the Vendor’s acceptance hereof, to and including the date which is Fifteen (15) days following the later of (i) such acceptance or (ii) delivery of the Verification Documentation (such period being herein referred to as the “Inspection Period”), to conduct such examinations, evaluations and inspections (including, without limitation, title examinations and satisfaction with the Property migration and encumbrances) in respect of the Property as the Purchaser shall elect to conduct. During the Inspection Period, the Purchaser and its agents may enter upon the Property, with equipment if necessary , during normal business hours of the Vendor for the purpose of inspecting the Property  and making tests thereof.

If the Purchaser in its sole and absolute discretion, is not satisfied with the results of any of its inspections, evaluations or investigations shall receive from its agents any report or reports to the effect that the state and condition of the Property are not satisfactory, in its sole and absolute discretion, or if the Purchaser shall not be satisfied with any aspect of title to the Property, or any other matters which may effect the use or enjoyment of the property in its sole  and absolute discretion, the Purchaser shall, forthwith provide the Vendor with written notice setting out, in reasonable detail, the results in respect of which it is not satisfied, and whether the Purchaser elects either: (1) to terminate this Offer (the “Termination Notice”); or (ii) to afford the Vendor the opportunity to remedy, by the expiry of the Inspection Period, that with which the Purchaser is not satisfied (the “Correction Notice”). Should the Vendor remedy or commence to remedy the problems set out in the Correction Notice by the expiry of the Inspection Period, it shall advise the Purchaser of same by written notice, Should the Termination Notice be given, or the Vendor be unable or unwilling to remedy the problems set out in the Correction Notice by the expiry of the Inspection Period, this Offer shall be null and void as and from the earliest of: (a) the Vendor’s receipt of the Termination Notice; (b) the date the Purchaser receives written notice from the Vendor stating the Vendor’s ability or unwillingness to remedy the problems set out in the Correction Notice; or (c) the expiration of the Inspection Period with the problems set out in the Correction Notice not being remedied to the Purchaser’s satisfaction in its sole and absolute discretion; the First Deposit, together with interest thereon, shall be returned forthwith the Purchaser, and neither party shall be obligated hereunder nor have any claim in damages or other recourse against one another with respect to any matter related to this Offer, save and except for the Indemnification Obligations. If the Purchaser does not provide the Termination Notice or the Correction Notice  as aforesaid, prior to the expiry of the Inspection Period, this Offer to Purchase shall be at an end, the First Deposit shall be returned to the Purchaser together with interest thereon, and neither party shall be obligated hereunder  nor have any claim in damages or other recourse against one another with respect to any matter related to this offer save and except for Indemnification Obligations.

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The Purchaser will be permitted access to the property upon forty-eight (48) hours notice to Vendor, during normal business hours in the time period between waiving of Due Diligence conditions and Closing for the purpose of inspection and planning.

5.2 The Purchaser covenants that it has the opportunity, prior to the end of the Inspection Period, to thoroughly inspect, evaluate and investigate the Property, including, without limitation, title thereto, its environmental state and condition and the state and condition and the state and condition of its soils, to the extent the Purchaser deems necessary in order to enable it to evaluate its purchase thereof. The Purchaser represents that it is relying solely on its own expertise and that of its agents and consultants as to such state and condition in connection with the transaction contemplated by this Agreement. The Purchaser declares that it is relying upon and shall rely upon such investigations, evaluations and examinations which it may conduct subsequent to the date hereof in consummating its purchase of the Property. The Purchaser acknowledges that it will be acquiring the Property on an “as is, where is” basis and at its own risk and peril. The Purchaser agrees to execute the attained Environmental Indemnity Agreement attached as Schedule “B” contemporaneously with this Agreement. Any default under that Agreement shall constitute a default under that Agreement.

6.	VENDOR’S REPRESENTATIONS AND WARRANTIES.

6.1	By its acceptance of this Offer, the Vendor represents and warrants to the Purchaser that:

6.1.1
The Vendor is now and on Closing shall be the registered and beneficial owner of the Property and the Vendor has the absolute right to sell, transfer and convey the Property and Purchased Assets to the Purchaser;

6.1.2	there are no claims, actions or proceedings pending or threatened or judgments outstanding against the Vendor relating to the Property of which the Vendor has knowledge;

6.1.3	at closing, there will be no leases or accepted offers to lease or other agreements granting to any person the right to use or occupy all or any part of the Property;

6.1.4
there are no orders or judgments of any authority having jurisdiction (including, without limitation, any insurer or board of insurers) requiring any work on or expenditure of money in respect to the Property of which the Vendor is aware which have not been complied with;

6.1.5	the Vendor is not a non-resident within the meaning of the Income Tax Act (Canada);

6.1.6
there are no outstanding work orders, notices, notices of deficiency, notices of violation or other similar notices issued by or on behalf of any governmental authority in respect of the Property of which the Vendor is aware;

6.1.7	there are no real estate tax appeals or disputes pending with respect to the Property. At Closing, all real estate taxes then due and payable in respect of the Property will have been fully paid;

6.1.8
no consents, approvals or authorizations of any third parties are required in connection with the execution, delivery, and performance of this Offer by the Vendor. The Vendor is a corporation duly incorporated an validly subsisting under the laws of this jurisdiction of incorporation. The acceptance of this Offer by the Vendor, the performance by the Vendor of its obligations pursuant hereto will be at Closing duly authorized by all necessary corporate action of the Vendor. This Offer has been duly accepted by the Vendor and constitutes a legal, valid and biding obligation of Vendor, enforceable against it in accordance with its terms;

6.1.9
the Vendor shall discharge at his expense on or before Closing all registered mortgages, liens, agreements, encumbrances and security interests against the Property save and except the “Permitted Encumbrances” as set out in the Schedule “C”;

6.1.10	to the best of the Vendors knowledge, there are no environmental contaminants on the Property and no orders have been issued with respect to environmental matters associated with the Property.

6.2
All of the representations and warranties of the Vendor contained in this Offer are true, correct and complete on an as of the date of the Vendors acceptance hereof and shall be true on an as of the Closing Date as through given on such date, and shall survive the Closing for twelve (12) months.

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7.	PURCHASER’S REPRESENTATIONS AND WARRANTIES.

7.1           By this Offer, the Purchaser represents and warrants to the Vendor that:

7.1.1
no consents, approvals or authorizations of any third parties are required in connection with the execution, delivery and performance of this Offer by the Purchaser is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation. The extending of this Offer by the Purchaser and the performance by the Purchaser of its obligations pursuant hereto have been duly authorized by all necessary corporate action of the Purchaser. This Offer has been duly made by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against  it in accordance with its terms;

7.1.2
all of the representation and warranties of the Purchaser contained in this Offer are true, correct and complete on and as of the date of the Purchaser’s extending of this Offer and shall be true on and as of the Closing Date as though given on such date, shall survive the Closing and shall be repeated in the Deed of Sale as of the date of execution thereof;

7.1.3
The Purchaser is and at Closing, will be registered under Division V of Part IX of the Excise Tax Act (Canada) for the collection and remittance of the goods and services taxes (“GST”) and their GST registration number is 810392159RT0001;

7.1.4
The execution, delivery and performance of this Offer by the Purchaser does not constitute a default under any agreement or other instrument to which the Purchaser is a party or to which the Purchaser is subject or violate any judgment, injunction or decree of any court to which the Purchaser is subject;

7.2
All of the representations and warranties of the Purchaser contained in this Offer are true, correct and complete on and as of the date of this Offer and shall be true on as of the Closing Date as though given on such date, and shall survive the Closing.

8.	VENDORS COVENANTS.

8.1
From the date hereof to the Closing any insurance currently on the Property shall be kept and maintained, and no change shall be made to such insurance policy or policies, nor will such insurance be terminated or be allowed to expire.

8.2	Until closing, the Vendor shall continue to maintain the Property in a manner consistent with the Vendors past practices.

8.3
On or before Closing the Vendor shall be permitted but not required to remove all equipment other than the Purchased Assets. The building with be delivered in a broom swept condition and otherwise “as is”.

9.
CONDITIONS IN FAVOUR OF THE PURCHASER.   The Purchaser’s obligation to close the transaction contemplated by this Offer is conditional upon the occurrence or satisfaction of the following events, conditions and requirements, in each case in a manner satisfactory to the Purchaser and its legal counsel;

9.1
All of the representations and warranties of the Vendor in this Offer shall be true and correct as at the time of Closing with the same force and effect as if such representations and warranties had been made on and as of such date and the Vendor shall have performed all of its obligations and covenants as set out in this Offer in the manner required by this Offer.

9.2	The Vendor shall have executed and delivered all such other deeds, documents and other instruments as it is required to deliver pursuant to this Offer.

The conditions in this Section 9 are for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at or prior to Closing by notice in writing to the Vendor.

10.
CLOSING CONTITIONS IN FAVOUR OF THE VENDOR.   The Vendors obligation to close the transactions contemplate by this Offer is conditional upon the occurrence or satisfaction of the following events, conditions and requirements, in each case in a manner satisfactory to the Vendor and its legal counsel;

10.1	The Purchaser shall certify to the Vendor, at Closing, that the Purchaser is, at the time of Closing, a resident of Canada within the meaning of the Income Tax Act (Canada.)

10.2	The payment of the Purchase Price shall be made in accordance with this Agreement, subject to adjustment as set out herein.

10.3
All of the representations and warranties of the Purchaser in this Offer shall be true and correct as at the time of Closing with the same force and effect as if such representations and warranties had been made on and as of such date and the Purchaser shall have performed all of its obligations and covenants as set out in this Offer in the manner required by this Offer.

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10.4	The Purchaser shall have executed and delivered all such other deeds, documents and other instruments as it is required to deliver pursuant to this Offer.

The conditions in this Section 10 are for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at or prior to Closing by notice in writing to the Vendor.

11.
REFERECE TO STATUTES.   Except as otherwise provided in this Agreement, references to any statute herein shall be deemed to be a reference to such statute and any and all regulations from time to time promulgated thereunder and to such statute and regulations as amended or re-enacted from time to time. Any reference herein to a specific section or sections, paragraph or paragraphs and/or clause or clauses of any statute or regulations promulgated thereunder shall be deemed to include a reference to any corresponding provisions of future law.

12.
COSTS.   The Purchaser shall pay the costs of the registration of the Transfer/Deed of Land and the Land Transfer Tax and provide a copy for the Vendor forthwith; all legal costs incurred by each party shall be borne by such party. The Purchaser shall be responsible for the payment of the fees an costs of the Transfer/Deed of Land and land transfer taxes which are payable upon registration of the Transfer/Deed of Land. The Vendor will pay all costs associated with discharging all encumbrances.

13.
OWNERSHIP AND ADJUSTMENTS.   The Purchaser shall become owner and be given vacant possession of the Property at the time of Closing. All taxes (whether general or special, municipal, inter-municipal and school) imposed on the Property shall be adjusted as of the date of Closing together with rents and such other items which are typically adjusted in commercial real estate transactions, in the Province of Ontario. If at Closing there are any items in respect of which adjustments cannot be made until a later date, adjustments in respect of such items shall be made on an estimated basis at Closing to adjust such items as soon as the requisite information become available. All adjustments at Closing shall be subject to re-adjustment following Closing in the event that they are determined to have been incorrect or omitted.

14.
DAMAGE AND DESTRUCTION.   The Property shall remain at the risk of the Vendor until Closing. Pending Closing, the Vendor shall hold all insurance policies and the proceeds thereof in trust for the Purchaser and the Vendor, as their respective interests may appear. If the Property is damaged or destroyed, in whole or in part, by fire or other hazard prior to Closing, then the Purchaser shall have the option to either (i) accept the insurance proceeds and to proceed with the transactions contemplated herein on the terms hereof, or (ii) terminate this Offer. The Vendor shall notify the Purchaser promptly of the occurrence of any such damage or destruction and the Purchaser shall notify the Vendor on or before the earlier of the time fixed for Closing and the day which is ten(10) days following its receipt of the Vendors notice as to which of the options set out above it has elected. The Purchaser shall be deemed to have elected the option in clause (ii) if no notice is given by it within such delay unless Closing occurs. If the Purchaser elects the option in clause (i) above, the Vendor shall assign the Purchaser, at Closing, all of its right, title and interest in an to the insurance proceeds arising from the occurrence of such damage or destruction except for business interruption and los of rental income insurance proceeds. If the Purchaser elects  or is deemed to have elected to terminate this Offer, the Offer shall be null and void and of no further effect as and from delivery of its notice of termination or expiry of the ten (10) day delay referred  to above, as the case may be, the Deposits and all interest thereon shall be returned to the Purchaser on its demand and neither party shall have any further obligations to the other hereunder, save and except for the Indemnification Obligations.

15.	EXPROPRIATION. If expropriation proceedings are instituted in respect of the Property or any portion thereof prior to the Closing, the Vendor shall promptly notify the Purchaser in writing of same.

15.1 Should the expropriation proceedings provide for the taking of possession of any Portion of the Property which materially affect the marketability of the Property, the Purchaser may elect to terminate this Offer by written notice delivered to the Vendor within ten (10) days following the Purchaser receipt of the Vendors notice referred to hereinabove, and in such event, the Deposits and all interest thereon shall be returned to the  Purchaser on its demand and neither party shall have any further obligations to the other hereunder, save and except for the Indemnification Obligations.

15.2
Should the Purchaser not have elected to terminate this Offer in the manner provided for in Section 15.1, the Vendor shall assign and transfer to the Purchaser, at Closing, all of the Vendors rights to any amounts payable pursuant to such proceedings.

15.3
For greater certainty, it is agreed that should the Purchaser elect to terminate this Offer as provided for in Section 15.2, any amounts payable pursuant to the expropriation proceedings shall belong exclusively to the Vendor.

16.
DELIVERIES BY PURCHASER.   At Closing, the Purchaser shall execute or deliver each of the following, as the case may be, in each case in form and substance acceptable to the Vendor and its legal counsel, acting reasonably:

16.1	The balance due on Closing required pursuant to Section 2;

16.2	the GST Declaration and indemnity;

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16.3	Undertaking to Readjust and items of the Statement of Adjustments;

16.4
Any other deeds, documents or other instruments which the Vendor or its counsel may reasonably require in order to give effect to the transaction contemplated hereby, including but not limited to a directors resolution of each of the Purchaser and any assignee of the Purchaser.

17.
DELIVERIES BY VENDOR.   At Closing, the Vendor shall execute or deliver, or cause to be executed on delivered, each of the following, as the case may be, in each case in form and substance acceptable to the Purchaser and its legal counsel, acting reasonably:

17.1  Registrable Transfer/Deed of Land (in electronic registration format) of the Property or such other instrument as is customarily used to transfer title to the Property in Ontario in a form acceptable for registration;

17.2	the Bill of Sale with respect to Purchased Assets;

17.3	the Statement of Adjustments delivered at least five (5) Business Days prior to Closing;

17.4	keys;

17.5	Undertaking to Readjust; and

17.6
Any other deeds, documents or other instruments which the Purchaser or its counsel may reasonably require in order to give effect to the transaction contemplated hereby, including but not limited to directors resolutions of the Vendor.

18.
NOTICES.   Any notice given pursuant hereto shall be in writing and may be delivered in person or by courier service or by telecopy or by e-mail to the Vendor or to the Purchaser at their respective addresses as set forth below:

To the Purchaser at:                                   Gauthier & Associates
507 Place d’Armes, Suite 1550
Montreal, QC H2Y 2W8

Attention:                      Guy Baillargeon
e-mail: guymaillargeon@aquablueinternational.com
Telecopier: 1.514.395.8177

To the Vendor at:                                   Heenan Blaikie LLP
200 Bay Street, Suite 2600
Royal Bank Plaza, South Tower
Toronto, ON M5J 24

Attention:                      Andrea White
e-mail:                      awhite@heenan.ca
Telecopier: 1.866.875.2103

Such notices shall be deemed to have been received, if delivered in person or by courier service, when so delivered, and if sent by telecopy or e-mail, at the time transmission is completed; provided that if delivery occurs or transmission is completed on a day which is not a business day in the jurisdiction of the addressee, or after 5 p.m. in such jurisdiction, the notice shall be deemed to have been received on the first following business day in such jurisdiction. Any party may give notice to the other changing the address as hereinabove set forth. Notice may be given by a party or its legal or notarial counsel.

19.
SUCCESSORS AND ASSIGNS . The agreement resulting from the acceptance of the Offer herein granted shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, successors and permitted assigns. The Purchaser may not assign this Offer or any right, title or interest therein or thereunder prior to Closing, unless the assignee assumes and binds itself solidarily with the Purchaser for all of the Purchasers obligations arising from this Offer as if it had been the original “Purchaser” hereunder. Upon the occurrence of an assignment permitted by the immediately preceeding sentence and written notification thereof to the Vendor by the Purchaser and the assignee and delivery of an copy of the assignment and assumption agreement signed by the Purchaser and the assignee, the Purchaser shall be released  from the future performance of such obligations.

20.	SURVIVAL. The provisions of this Offer shall survive any closing hereunder.

21.
WAIVER OR PERFORMANCE.   The parties confirm that time is of the essence as regards each and every of the provisions of this Offer. Waiver of performance or satisfaction of timely performance or satisfaction of any condition, covenant, requirement, obligation or warranty by one party shall not be deemed to be a waiver of the performance or satisfaction of any other condition, covenant, requirement, obligation or warranty unless specifically consented to in writing and any and all waivers shall be valid only if in writing.

22.
COMPLETE CONTRACT.   This Offer represents the complete and entire understanding and agreement between the parties hereto with respect to all matters involved in this transaction and supersedes any and all prior agreements whether written or oral. No agreements or provisions, unless incorporated herein, shall be binding on either party hereto.

23.
OTHER PROVISIONS.   If for any reason, any section or provision of this Offer or the application thereof to any person, entity or circumstances shall be held to any person, entity or circumstances shall be held to any extent to be invalid, unenforceable or contrary to any existing or future laws, then the remainder of this Offer, or the application of such section or provision, to persons, entities, or circumstances other than those with respect to which it has been held invalid or unenforceable shall not be affected thereby and each section and provision shall be valid and enforced to the fullest extent permitted by law.

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24.	GST. With respect to the Goods and Services Tax (the GST payable pursuant to the Excise Tax Act(Canada)) (the “Act”), the parties covenant and agree as follows:

(a)           the Purchaser shall pay to the Vendor on closing by certified cheque all GST payable as a result of the transaction contemplated by this Agreement in accordance with the Act and the Vendor shall remit such GST to the Receiver General for Canada when and to the extent required by the Act;

(b)
notwithstanding paragraph (a) above, the Vendor shall be exempted from collecting GST from the Purchaser in connection with the transaction contemplated by this Agreement if the Purchaser or the Recipient as that term is defined in the Act as the case may be is a registrant under the Act, and in that event the Purchaser shall be liable, shall self-assess, shall file returns and remit such GST to the applicable authority under the Act when and to the extent required by the Act, and GST shall not be payable on Closing.

(c)
the Purchaser shall indemnify and save the Vendor harmless from and against any liability of the Vendor under the Act arising because of a breach of the obligations of the Purchaser set out in this section or arising under the Act, together with all losses, costs and expenses resulting from such breach;

(d)	the Purchaser shall provide a certificate on Closing confirming the matters noted in this section including the Purchasers GST registration number.

25.
GOVERNING LAW.   The agreement constituted by this Offer and its acceptance shall be governed by and shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

26.	TERMINATION .

26.1
if the Purchaser fails or refuses to perform its obligations or fulfill its covenants under this Offer and the Vendor is not in default under any of the terms and provisions hereof, the Vendors sole right or recourse will be to terminate this Offer by written notice to the Purchaser at any time after the date fixed for Closing, without further formality, and in such event the Deposits and all interest earned thereon shall be paid to the Vendor as liquidated damages and in full settlement of all claims of the Vendor against the Purchaser arising out of this Offer, and the Purchaser and the Vendor shall thereupon be relieved of all obligations under this Offer, and neither party shall have any other claim in damages or other recourse against the other.

26.2
If the Vendor fails or refuses to perform its obligations or fulfill its covenants under this Offer or if any of the conditions required to be fulfilled by the Vendor are not met and the Purchaser shall be entitled to exercise such rights, recourse and remedies as are available to it at law, including without limitation, the right to require specific performance.

27.
COUNTERPARTS.   This Agreement may be executed in any number of counterparts and all such counterparts shall for all purposes constitute one agreement binding all the parties hereto, notwithstanding that all parties are not signatory to the same counterpart. The Vendor and the Purchaser acknowledge and agree that this offer, acceptance of this offer or counter offer and any notices required to be given hereunder may be communicated by facsimile transmission or other means of recorded electronic communication which shall be equally binding and duly accepted as an original agreement. Such acceptance shall be deemed communicated at the time and on the date of faxing. The Vendor and the Purchaser agree to execute two (2) copies of the Agreement on the same document and provide  to each other an original copy of such Agreement immediately following acceptance of this offer or counter-offer.

REMAINDER OF PAGE INTENTIONALLY BLANK

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28.
ACCEPTANCE.   This Offer is open for acceptance by the Vendor up to but not after 5:00 p.m., Toronto time, on the 13 th day of March, 2009. If the Purchaser has not received at the address referred to in Section 18 above a copy of this Offer duly signed for acceptance by the Vendor this Offer shall be null and void.

29.	ACCESS AGREEMENT

The Vendor will be permitted access to the property at any time before and after Closing for the purpose of removing the “Excluded Assets”.

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SCHEDULE “A”
LEGAL DESCRIPTION

PIN: 05265-0240 (LT)

LT 78-86, PL 407 LANARK S MONTAGUE;

PT LT 29-30, CON 3 MONTAGUE

AS IN RS83599 AND RS120713; SMITH FALLS

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SCHEDULE A-1

I acknowledge receipt of the Smiths Falls List of Assets an I recognize the said List of Assets as representing the assets at the facility as of December 31 st 2008 with the variances to it as mentioned and described in Mr. Jeffrey Edleman’s email dated March 11, 2009 appended to Schedule A-1 of the Offer to Purchase from Aquablue International, Inc.

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 AMENDMENT TO THE
AGREEMENT OF PURCHASE AND SALE

BETWEEN:

HERSHEY CANADA.   (the “Vendor”) and

AQUABLUE SPRING WATER INTERNATIONAL, INC.   (the “Purchaser”)

Re: 1 Hershey Drive, Smiths Falls, Ontario (the “Property”)

WHEREAS   and Agreement of Purchase and Sale was entered into in March 2009 between the Vendor and Aquablue International, Inc. (“Original Agreement of Purchase and Sale”);

AND WHEREAS   the Original Agreement of Purchase and Sale was amended by an Amendment to the Agreement of Purchase and Sale between the Vendor and Aquablue International, Inc. on the 27 th day of March, 2009 (“First Amendment”);

AND WHEREAS   the agreement was further amended by a letter agreement between Aquablue International, Inc. and Vendor’s solicitors dated May 1, 2009 (“Second Amendment”);

AND WHEREAS   Aquablue International Inc. has changed it’s name to Aquablue Spring Water International, Inc.

AND WHEREAS   the Vendor and the Purchaser have agreed to further amendments to the Agreement and their amendments;

It is hereby understood and agreed between the Vendor and the Purchaser that the following change(s) shall be made to the Agreement and except for such change(s) noted below, all the terms and conditions of the Agreement shall remain as stated therein, and time shall continue to be of the essence.

Section 2.1 is hereby amended to delete: Four Million, Four Hundred Thousand Dollars ($4,400,000.00) to Assets and insert in its place: Five Million Dollars ($5,000,000.00) to Assets.

Section 2 – Purchase Price is hereby amended to delete: Eight Million, Nine Hundred Thousand Dollars ($8,900,000.00) and in its place: Nine Million, Five Hundred Thousand Dollars ($9,500,000.00).

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Section 2 is further amended to add:

Further the parties agree that the sale of any equipment on terms set out herein shall be credited against the Purchase Price and the Purchase Price shall be adjusted accordingly.

In the event the Closing is on or before August 1, 2009 the sum of Two Hundred Thousand Dollars ($200,000.00) shall be deducted from the Purchase Price of the Assets.

In the event the Closing is on or before September 1, 2008 the sum of the One Hundred Thousand Dollars ($100,000.00) shall be deducted from the purchase price of the Assets.

Section 3 is hereby amended to delete: May 20, 2009 and insert in its place: no later than December 31, 2009.

Section 3 is further amended to delete at the end of the section:

If for any reason the Closing occurs after May 1, 2009, the Purchase Price of the Assets will be increased to be Four Million Seven Hundred Thousand Dollars ($4,700,000.00) through to June 1, 2009 and for every month thereafter, that the Closing does not occur, and additional Once Hundred Thousand Dollars ($100,000.00) for each month is to be added to the price of the Assets and consequently, the Purchase Price will be adjusted accordingly.

Section 2 the Purchase Price is further amended to delete:

Section 2.2 – The Vendor Shall pay a deposit (the “Deposit”) of Five Hundred Thousand Dollars ($500,000.00) by way of a Letter of Credit in favor of the Vendor which shall be held in escrow and credited toward the Purchase Price on Closing. In the event that the Closing does not occur on or before September 1, 2009, the Purchaser shall forfeit the Deposit and the Vendor shall therefore be entitled to draw on the Letter of Credit.

In addition, the Agreement is further amended to delete:

30.
EMPLOYEE ACCESS AGREEMENT.   Vendor agrees to enter into an Employee Access Agreement with the Purchaser, whereby Aquablue International, Inc.’s employees and agents (“Aquablue Representatives”) may enter and work within the Property. The Purchaser agrees to defend, indemnify and hold harmless the Vendor from any and all lost cost expense claim, liability or through liability incurred with respect to the Aquablue Representatives. Further, the Purchaser agrees to take out in favour of Hershey Canada Inc. an insurance policy for general liability in the amount of Three Million Dollars ($3,000,000.00) and to provide evidence of such satisfactory to the Vendor within five (5) business days. The Vendor agrees that the Aquablue Representatives may utilize the (to-be-newly-installed network) within the plant. The Purchaser agrees that it may not make any physical changes to the facility including the repairs, cleaning, additional or deletions to the Property other than cosmetic changes without the prior written permission of the Vendor.

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31.
UTILITIES AND FACILITIES AGREEMENT.   The Vendor will maintain the utilities and “Commissionaires” security service at the facility through to Closing or such other date as the parties shall mutually agree to in writing. The Vendor and Purchaser agree to both use mutually commercially reasonable efforts to transfer all utilities an service contracts to the Purchaser. Further, the parties agree that in the event that all utility and service contracts are not transferred to the Purchaser by Closing that all subsequent bills shall be provided by the Vendor to the Purchaser and the parties shall agree, acting reasonably, to prorate their share and to  be reasonable directly for the payment of their costs. For greater clarity, the Purchaser shall solely be responsible for all closing costs after the date of Closing.

32.
ROBERT LOYST CONSULTING AGREEMENT.   Prior to Closing, the Vendor will terminate the Consulting Agreement between The Hershey Company and Robert Loyst (“Loyst Consulting Agreement”) and pay any costs associated with said termination. If the Closing occurs on or before May 1, 2009, the Vendor will pay all prior costs associated with the Loyst Consulting Agreement. Within once week after the Closing, the Purchaser will offer to engage Robert Loyst as an Independent Contractor and enter into an Independent Contractor Agreement with Mr. Loyst on substantially the same terms and conditions as the current Loyst Consulting Agreement (“Loyst Independent Contractor Agreement”). If the Closing occurs on or before May 1, 2009 the Vendor will provide the Purchaser with a payment of $20,000 CDN to be applied to the fees the Purchaser will incur in connection with the Loyst Independent Contractor Agreement. For clarity, if the Closing occurs after May 1, 2009, the Vendor will not provide said fees:

and insert in its place:

30.
LEASE.   The parties agree to enter into a triple net lease whereby the Purchaser will pay all of the operating costs of the Building and Facility including any property taxes when due either  directly or to the Vendor as so directed by the Vendor. The Basic Rent shall be:

$0.00 per square foot per annum from June 1, 2009 to September 31, 2009 and thereafter commencing on October 1, 2009 $2.00 per square foot per annum. For the purpose of the Lease the size of the Premises shall be 480,000 square feet. Rent shall be payable in advance of the first day of each month. This Lease shall terminate on the earlier of : a) the sale of the Property to the Purchaser or b) December 31, 2009. All of which is more particularly set out in the attached Lease (the “Lease”).

31.
EQUIPMENT.   During the term of the Lease the Purchaser shall act as the agent for the Vendor with respect to the sale of any equipment to be applied towards the Purchase Price save and except in the default of the Purchaser where all sums are to be payable to the Vendor without deduction. All sums received for the equipment shall be payable directly to the Vendor.

32.
ASSETS.   Included in Assets as defined in Section 1.2 there are three (3) motor vehicles which form part of the Asset. The Vendor agrees to provide on the later of: Closing or August 31, 2009 the following automobiles:

1998 Blue Chevy Astor
2005 Red Ford Freestyle
2002 Brown Toyota Sienna

33.
EXCLUSIVITY.   The Vendor agrees that it will not sell the Property save and except in the event of a default of the Purchaser under this Agreement. An event of default under the Lease shall also constitute a default under this Agreement.

34.	WASTE MANAGEMENT PLANT . Upon the parties entering into the Lease, the parties hereby agree the Vendor has no further obligations remediation obligation with respect to the Waste Management Plant.

This Third Amendment to the Agreement of Purchase and Sale (“Third Amendment”) may be executed in any number of counterparts and all such counterparts shall for all purposes constitute one Agreement binding all the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. The Vendor and the Purchaser acknowledge and agree that this Third Amendment and any notices required  to be given hereunder may be communicated by facsimile transmission or other means of recorded electronic communication which shall be equally binding and duly accepted as an original agreement. Such acceptance shall be deemed communicated at the time and on the date of faxing.

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The Vendor and the Purchaser agree to execute two (2) copies of the Fourth Amendment on the same document and provide to each other an original copy of such Agreement immediately following acceptance of this offer or counter-offer. Hereinafter the Agreement of Purchase and Sale, the First Amendment, Second Amendment, and Third Amendment shall be collectively referred to as the “Agreement”.

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EXHIBIT 10.6

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CERTIFICATE OF INCORPORATION

ARTICLE 1

The name of the Company is Aquablue International Iceland ehf. The Company’s registered office is at Solheimar 27, 104 Reykjavik.

ARTICLE 2

The objectives of the Company are to run a production facility for beverage and other related operation.

ARTICLE 3

The Share Capital of the Company is ISK 500,000. The Shares shall be divided into multiple of 1 krona. Shareholders shall have priority right of purchase of all new shares in direct proportion to their holdings. Only a shareholders’ meeting can decide upon a decrease of the Share Capital.

ARTICLE 4

Registration to Share Capital is as follows:

Aquablue International, in Canada, ISK 250,000
Graenhalio fasteignafelag ehf., kt/Reg. no., 431 105-0200, ISK 125,000
Gunnar Friorik Birgisson, kt./ID-number 160567-5549, ISK 62,500
Arni Stefansson, kt./ID-number 191164-3429, ISK 62,500
The entire Shares Capital has been paid in.

ARTICLE 5

The cost associated with the foundation and registration of the Company, estimated to be as much as ISK 250,000 will come out of Company funds.

MAY 1, 2009

/s/Arni Stefansson	/s/Gunnar Fiorik Birgisson
Arni Stefansson	Gunnar Friorik Birgisson

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EXHIBIT 23.1

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Chang G. Park, CPA, Ph. D.
 2667 CAMINO DEL RIO SOUTH PLAZA B   SAN DIEGO   CALIFORNIA 92128
 TELEPHONE (858)722-5953  FAX (858) 761-0341   FAX (858) 764-5480
 E-MAIL changgpark@gmail.com

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-1/A) and related Prospectus of Aquablue International, Inc. for the registration of 18,941,100 shares of its common stock and to the incorporation by reference therein of our report dated September 4, 2009, with respect to the consolidated financial statements of Aquablue International, Inc. for the period ended June 30, 2009 filed with the Securities and Exchange Commission.

/s/Chang Park
CHANG G. PARK, CPA
September 15, 2009
San Diego, CA. 91910

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Exhibit 23.2

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September 15, 2009

Aquablue International
1 Hershey Drive
Smiths Falls, Ontario Canada
K7A 4T8

Gentlemen,

You have requested our opinion, as counsel for Aquablue International, Inc. a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 18,941,100 shares of the Company’s common stock.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Applbaum & Zouvas LLP

By:           /s/ Luke C. Zouvas
Luke C. Zouvas, ESQ

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